EXHIBIT 10.32
                    SALE AND LEASE AGREEMENT


      THIS SALE AND LEASE AGREEMENT (this "Agreement") is made as of December 31, 1998, by and among FFCA CAPITAL HOLDING CORPORATION, a Delaware corporation ("Buyer"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation, and GIANT FOUR CORNERS, INC., an Arizona corporation (individually called "Seller" and collectively called "Sellers"), whose collective address is 23733 North Scottsdale Road, Scottsdale, Arizona 85255.

                     PRELIMINARY STATEMENT:

      Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Sellers own the Sites as set forth on Schedule
  1 attached hereto. Sellers operate on the Sites either a gasoline station or a combination convenience store and gasoline station under the Giant, Mustang, Conoco, Conoco Express, Thriftway, Plateau, Gasman or Gasamat brands or other oil brand, and operate on some of the Sites a Franchisor Restaurant in accordance with the terms of a franchise, license and/or area development agreement between such Seller and the Franchisor associated with such Franchisor Restaurant.
  Sellers, as lessor, lease a portion of the building and improvements located at the Subleased Sites to the Sublessees, as lessee, pursuant to the Subleases for the purpose of operating a business involving the retail sales of food items (including a Franchisor Restaurant) or non-food items. Buyer desires to purchase the Sites and lease the Sites to Lessee pursuant to the Leases. Sellers and Sublessees will convert the Subleases to subleases in order that the Subleases will be junior, subordinate and subject to the Leases between Buyer, as lessor, and Lessee. Guarantor will guaranty all of the duties and obligations of Sellers under this Agreement and all of the duties and obligations of Lessee under the Leases pursuant to the Guaranties. Each Seller is an Affiliate of the other Seller and each Seller is an Affiliate of Guarantor.

                           AGREEMENT:

      In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

      1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

      "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or otherwise.

      "Buyer Entities" means, collectively, Buyer, Franchise
  Finance and any Affiliate of Buyer or Franchise Finance.

      "Closing" shall have the meaning set forth in Section 5.

      "Closing Date" means the date specified as the closing date in Section 5.

      "Code" means the United States Bankruptcy Code, 11 U.S.C.
  Sec. 101 et seq., as amended.

      "Commitment" means that certain Commitment Letter dated
  December 15, 1998, between Buyer and Guarantor with respect to the transaction described in this Agreement, and any amendments or supplements thereto.

      "Counsel" means legal counsel to Sellers, Guarantor and Lessee, licensed in the state(s) in which (i) each Site is located, (ii) each Seller, Guarantor and Lessee is incorporated or formed, and (iii) each Seller, Guarantor and Lessee maintains its principal place of business, as selected by Sellers, Guarantor and Lessee, and approved by Buyer.

      "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the state in which each Site is located.

      "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding each Site, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Sellers, Guarantor, Lessee or Buyer by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Sellers' business and/or the operation of the business of any other property owner or operator in the vicinity of each Site and/or any activity or operation formerly conducted by any person or entity on or off each Site.

      "Environmental Insurer" means such environmental insurance company as Buyer may select in its sole discretion.

      "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, Regulated Substances or USTs, relating to liability for or costs of Remediation or prevention of Releases or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority with respect to Hazardous Materials, Regulated Substances or USTs; requiring notification or disclosure of Releases or other environmental condition of each Site to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials, Regulated Substances or USTs in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials, Regulated Substances or USTs; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of each Site by reason of the presence of Hazardous Materials, Regulated Substances or USTs in, on, under or above each Site.

      "Environmental Policy" or "Environmental Policies" means, as the context requires, that certain environmental insurance policy or those environmental insurance policies issued by Environmental Insurer to Buyer with respect to each Site and/or the Sites, which Environmental Policies shall be in form and substance satisfactory to Buyer in its sole discretion.

      "Event of Default" has the meaning set forth in Section 12.

      "Facility" means either a gasoline station or a combination convenience store and gasoline station operated under the Giant, Mustang, Conoco, Conoco Express, Thriftway, Plateau, Gasman or Gasamat brands or a nationally recognized oil brand or another brand approved by Buyer. Upon prior written notice to Buyer, a portion of any Site and Facility thereon may be operated by Lessee as a Franchisor Restaurant and/or subleased to a Sublessee pursuant to a Sublease for the purpose of operating a business involving the retail sales of food items (including a Franchisor Restaurant) or non-food items, provided that no portion of any Site or Facility thereon shall be operated by any Sublessee as a gasoline station or combination convenience store and gasoline station without the prior written consent of Buyer.

      "Fee" means an underwriting, valuation and processing fee equal to One Percent (1%) of the Purchase Price. Guarantor paid Buyer one-half of the Fee at the time of Guarantor's execution of the Commitment. At the Closing, Sellers or Guarantor shall pay Buyer the remaining balance of the Fee.

      "Franchise Finance" means Franchise Finance Corporation of
  America, a Delaware corporation, and its successors.

      "Franchisor" means the owner and holder of all of the rights and privileges relative to the franchise rights associated with a Franchisor Restaurant, including, without limitation, all trade secrets, tradenames and trademarks relative thereto.

      "Franchisor Restaurant" means a regionally- or nationally recognized franchise restaurant.

      "Franchisor Restaurant Assignment Agreement" shall have the meaning set forth in Section 2 hereof.

      "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states where the Sites are located or any political subdivision thereof.

      "Guarantor" means Giant Industries, Inc., a Delaware corporation, and its successor.

      "Guaranty" or "Guaranties" means, as the context requires, one or more of an unconditional guaranty of payment and performance dated as of the Closing in form and substance acceptable to Buyer to be executed by Guarantor for the benefit of Buyer, as such may be amended from time to time. A Guaranty will be executed for each Site.

      "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws; and
  (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over each Site or the operations or activity at each Site, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of each Site or the owners and/or occupants of property adjacent to or surrounding each Site.

      "Lease" or "Leases" means, as the context requires, the lease in form and substance attached to this Agreement as Exhibit C and made a part hereof, executed and delivered by Buyer, as lessor, and Lessee with respect to each Site, as such may be amended from time to time. A Lease shall be executed for each Site.

      "Lessee" means Giant Industries Arizona, Inc., an Arizona corporation.

      "Memorandum of Lease" or "Memorandum of Leases" means, as the context requires, the memorandum of lease in form and substance acceptable to Buyer executed and delivered by Buyer, as lessor, and Lessee with respect to each Site. A Memorandum of Lease shall be executed for each Site.

      "Non-Foreign Seller Certificate" or "Non-Foreign Seller
  Certificates" means, as the context requires, one or more certificates delivered by Sellers prior to or on the Closing
  Date in form and substance acceptable to Buyer.

      "Other Agreements" means, collectively, all agreements, leases and instruments between, among or by (1) any of the Seller Entities, and, or for the benefit of, (2) any of the Buyer Entities, including, without limitation, promissory notes, guaranties and leases, but excluding this Agreement.

      "Permitted Exceptions" means those exceptions to title relative to each Site that are approved in writing by Buyer pursuant to Section 11.

      "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

      "Purchase Price" means the amount specified in Section 3.

      "Questionnaire" or "Questionnaires" means, as the context requires, the environmental questionnaires completed by Sellers with respect to the Sites and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies. A Questionnaire will be completed for each Site by the Seller who owns such Site.

      "Regulated Substances" means "petroleum" and "petroleum-based substances" or any similar terms described or defined in any Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

      "Release" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs.

      "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material or Regulated Substance, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials or Regulated Substances.

      "Seller Entities" means, collectively, Sellers, Lessee and
  Guarantor and any Affiliate of any Seller, Lessee or Guarantor.

      "Site" or "Sites" means, as the context requires, one or more of the parcels of real estate, the addresses of which are listed on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).

      "Soft Costs" means certain fees, costs and expenses relating to the acquisition of each Site including, without limitation, the cost of title insurance, the reasonable attorneys' fees of Sellers, the cost of surveys, stamp taxes, transfer taxes, and escrow and recording fees, which shall be approved as to category and amount by Buyer in its sole discretion.

      "Sublessee" or "Sublessees" means, as the context requires, the lessee or lessees under the Subleases.

      "Sublease" or "Subleases" means, as the context requires, a lease or leases, if any, between Lessee, as sublessor, and Sublessee or Sublessees relative to the subleasing of the Subleased Sites for the purposes specifically permitted under the Lease, which Subleases shall be subject, junior and subordinate at all times and for all purposes to the terms and provisions of the Leases.

      "Subleased Site" or "Subleased Sites" means, as the context requires, a portion of one or more of the sites listed on
  Schedule 2 attached hereto, if any, and made a part hereof that may be subleased to a Sublessee pursuant to a Sublease for the purpose of operating a business involving the retail sales of food items (including a Franchisor Restaurant) or non-food items, provided that no portion of any Subleased Site shall be operated by a Sublessee as a gasoline station or combination convenience store and gasoline station without the prior written consent of Buyer. No Subleased Site shall constitute any significant portion of the corresponding Site.

      "Subordination Agreement" or "Subordination Agreements" means, as the context requires, the subordination agreement in form and substance acceptable to Buyer executed and delivered by Lessee, each Seller who owns a Subleased Site and the Sublessee that corresponds to such Subleased Site, if any, pursuant to which such Seller will assign all of Seller's right, title and interest (as lessor) in and to the Sublease that corresponds to such Subleased Site to Lessee, and pursuant to which each Sublease will be declared to be a sublease, which Sublease will become junior, subordinate and subject to the Lease between Buyer, as lessor, and Lessee for each such Subleased Site. To the extent applicable, a Subordination Agreement shall be executed for each Subleased Site.

      "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding each Site which may result from such Release.

      "Title Company" means the title insurance company described in Section 6.

      "USTs" means any one or combination of tanks and associated piping systems used in connection with the storage, dispensing and general use of Regulated Substances.

      2.    TRANSACTION.    On the terms and subject to the
  conditions set forth herein, Sellers shall sell, and Buyer shall purchase the Sites pursuant to the Deeds (as that term
  is defined in Section 11).   Buyer shall lease each Site to
  Lessee pursuant to a Lease. Buyer, as lessor, and Lessee shall execute and deliver and cause each Memorandum of Lease to be filed or recorded in the appropriate real property records where each corresponding Site is located. In the event Lessee shall sublease a Subleased Site to a Sublessee pursuant to a Sublease, each Seller that owns such Subleased Site and Lessee and the corresponding Sublessee, if any, will execute and deliver to Buyer a Subordination Agreement. Giant Four Corners, Inc., an Arizona corporation ("Giant Four Corners"), will assign to Giant Industries Arizona, Inc., an Arizona corporation, all of the right, title and interest of Giant Four Corners in and to any franchise, license and/or area development agreement between Giant Four Corners and the Franchisor associated with any Franchisor Restaurant being operated at any Site by Giant Four Corners pursuant to an assignment and assumption agreement ("Franchisor Restaurant Assignment Agreement") acceptable to Buyer and such Franchisor. Guarantor will execute and deliver to Buyer the Guaranties.

      The sale and purchase of the Sites pursuant to this Agreement and the lease of each Site to Lessee pursuant to a Lease are not severable and shall be considered a single integrated transaction.

      3. PURCHASE PRICE. The purchase price for all Sites (the "Purchase Price") shall be $51,762,986.00, inclusive of all Soft Costs and the Fee. The Purchase Price shall be allocated among the Sites as shown on Exhibit B attached hereto. The Purchase Price shall be paid at the Closing in cash or its equivalent subject to any prorations and adjustments required by this Agreement.

      4. UNDERWRITING AND PROCESSING FEE. The portion of the Fee paid to Buyer at the time of Seller's execution of the Commitment is fully earned and is not refundable. The balance of the Fee shall be paid at the Closing and shall be deemed fully earned upon Buyer's receipt and will be nonrefundable at that time. The Fee constitutes Buyer's underwriting and processing fee. In the event the transaction set forth in this Agreement fails to close due to a breach or default by Seller under this Agreement, Buyer shall retain the portion of the Fee paid to Buyer at the time of Seller's execution of the Commitment (without affecting or limiting Buyer's remedies set forth in this Agreement).

      5. CLOSING DATE. The purchase and sale of the Sites shall be closed (the "Closing") within 30 days following the satisfaction of all of the terms and conditions contained herein, but in no event shall the date of the Closing be extended beyond December 31, 1998 (the "Closing Date"), and any such extension shall not be effective unless approved by Buyer in its sole discretion.

      6. CLOSING. Prior to the execution of this Agreement by the parties hereto, Sellers and Buyer ordered a title insurance commitment from Lawyers Title Insurance Corporation, at its national division offices located at 3636 North Central Avenue, Suite 350, Phoenix, Arizona 85012, or an alternative title company approved by Buyer for each Site ("Title Company"). Prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from Buyer to do so. All costs of the transaction contemplated by this Agreement (regardless of whether the transaction is consummated) shall be borne by Sellers, including, without limitation, Buyer's in-house site review and inspection costs and expenses, the cost of the environmental report(s) or Environmental Policy for each Site to be delivered pursuant to Section 11, the reasonable fees and expenses of Buyer's attorneys, the cost of title insurance for each Site, the attorneys' fees of Sellers, the cost of the survey for each Site, stamp taxes, transfer fees and escrow and recording fees. All real and personal property and other applicable taxes and assessments and other charges relating to each Site which are due and payable on or prior to the Closing Date shall be paid by Sellers at or prior to the Closing; and all other taxes and assessments shall be paid by Sellers or Lessee in its capacity as lessee under each Lease in accordance with the terms of each Lease. The Closing documents shall be dated as of the Closing Date.

      Sellers and Buyer hereby employ Title Company to act as escrow agent in connection with this transaction. Sellers and Buyer will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for Buyer's or Sellers' respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Buyer and Sellers, all charges and obligations payable by them, respectively. Sellers will pay all charges payable by them to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Sellers and Buyer or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by wire transfer, as directed by Buyer. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with each Site, concerning the amount of such charge or assessment or the amount secured by such lien without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

      7. REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Section are being made to induce Sellers to enter into this Agreement and consummate the transactions contemplated herein, and Sellers have relied, and will continue to rely, upon such representations and warranties. Buyer represents and warrants to Sellers as follows:

           A. Organization of Buyer. Buyer has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by Buyer of this Agreement.

           B.    Authority of Buyer.  The person who has
       executed this Agreement on behalf of Buyer is duly authorized so to do.

           C. Enforceability. Upon execution by Buyer, this Agreement shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

      All representations and warranties of Buyer made in this Agreement shall be and will remain true and complete as of the Closing Date as if made and restated in full as of such date.

      8. REPRESENTATIONS AND WARRANTIES OF SELLERS. The representations and warranties of Sellers contained in this Section are being made to induce Buyer to enter into this Agreement and consummate the transactions contemplated herein, and Buyer has relied, and will continue to rely, upon such representations and warranties. For purposes of this Section 8, each Seller shall be deemed to have made the following representations and warranties with respect to itself and Guarantor and Lessee and with respect to all of the Sites that each respective Seller owns. Each Seller, as applicable, represents and warrants to Buyer as follows:

           A.    Information and Financial Statements.
       Sellers have delivered to Buyer financial statements (either audited financial statements or, if Sellers do not have audited financial statements, certified financial statements) and certain other information concerning themselves and Guarantor and Lessee, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to Buyer since the date such financial statements and other information were prepared or delivered to Buyer. Sellers understand that Buyer is relying upon such financial statements and information and Sellers represent that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.

           B.    Organization and Authority of Sellers.
       (i) Each Seller is duly organized or formed, validly existing and in good standing under the laws of each respective Seller's state of incorporation or formation, and each is qualified as a foreign corporation, partnership or limited liability company, as the case may be, to do business in any jurisdiction where any Site owned by such Seller is located and in any other jurisdiction where such qualification is required. Guarantor is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. Lessee is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required.

           (ii) All necessary corporate, partnership or limited liability company action, as the case may be, has been taken by each Seller and by Guarantor and by Lessee to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein to which each Seller, Guarantor and Lessee is a party.

           (iii) The persons who have executed or will execute this Agreement and the other documents, instruments and agreements provided for herein on behalf of each Seller are duly authorized so to do.
       The persons who have executed or will execute the documents, instruments and agreements to which Guarantor is a party on behalf of Guarantor are duly authorized so to do. The persons who have executed or will execute the documents, instruments and agreements to which Lessee is a party on behalf of Lessee are duly authorized so to do.

           C. Enforceability of Documents. Upon execution by Sellers, this Agreement and the other documents, instruments and agreements provided for herein to which each Seller is a party shall constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Upon execution by Guarantor of the documents, agreements and instruments to which Guarantor is a party, such documents, instruments and agreements shall constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms. Upon execution by Lessee of the documents, agreements and instruments to which Lessee is a party, such documents, instruments and agreements shall constitute the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms.

           D. Litigation. There are no suits, actions, proceedings or investigations pending or, to the knowledge of Sellers, threatened against or involving any Seller or any of the Sites or Guarantor or Lessee before any court, arbitrator, or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of any Seller or any of the Sites or of Guarantor or Lessee.

           E. Absence of Breaches or Defaults. None of the Sellers is in breach or default, and the authorization, execution, delivery and performance of this Agreement and the other documents, instruments and agreements provided for herein to which each Seller is a party will not result in any breach or default, under any other document, instrument or agreement to which any Seller is a party or by which any Seller or any of the Sites is subject or bound. The authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein by Sellers will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. Neither Guarantor nor Lessee is in breach or default, and the authorization, execution, delivery and performance by Guarantor and/or Lessee of the documents, instruments and agreements to which Guarantor and/or Lessee is/are a party will not result in any breach or default, under any other document, instrument or agreement to which Guarantor or Lessee is a party or by which Guarantor or Lessee is subject or bound. The authorization, execution, delivery and performance of the documents, instruments and agreements to which Guarantor and/or Lessee is/are a party will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

           F. Utilities. At the Closing Date, each Site will be served by ample public utilities to permit full utilization of each Site for their intended purposes and all utility connection fees and use charges will have been paid in full.

           G. Intended Use and Zoning; Compliance With Laws. Lessee intends to use each Site solely for the operation of either a gasoline station or combination convenience store and gasoline station operated under the Giant, Mustang, Conoco, Conoco Express, Thriftway, Plateau, Gasman or Gasamat brands or a nationally recognized oil brand or another brand approved by Buyer. Lessee may use some or all of the Sites for the operation of a Franchisor Restaurant in accordance with the terms of a franchise, license and/or area development agreement between Lessee and the Franchisor associated with such Franchisor Restaurant. Lessee may also sublease to a Sublessee pursuant to a Sublease a portion of the improvements located at each Subleased Site for the purpose of operating a business involving the retail sales of food items (including a Franchisor Restaurant) or non-food items, provided that no portion of any Subleased Site may be operated by any Sublessee as a gasoline station or combination convenience store and gasoline station without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Lessee also intends to use (or cause to be used) the Sites for ingress, egress and parking related to the purposes set forth in this Section, and for no other purposes. Such intended uses will not violate any zoning or other governmental requirement applicable to each Site. Each Site complies fully with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, each state in which each such Site is located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990, and there are no legal non-conforming uses, buildings or structures on or at any of the Sites.

           H. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting any Site have been commenced or, to the best of Sellers' knowledge, are contemplated. To the best of Sellers' knowledge, the area where each Site is located has not been declared blighted by any Governmental Authority. Each Site and/or the real property bordering each Site is not designated by any applicable federal, state and/or local Governmental Authority as wetlands.

           I. Licenses and Permits; Access. Prior to the Closing Date, Lessee shall have obtained (or caused to be obtained) all required licenses and permits, both governmental and private, to use and operate each Site in the intended manner. There are adequate rights of access to public roads and ways available to each Site to permit full utilization of each Site for its intended purpose and all such public roads and ways have been completed and dedicated to public use.

           J. Condition of Sites. As of the Closing Date, each Site, including all equipment and other personal property located thereon will be of good workmanship and materials, fully equipped and operational, in good condition and repair, free from structural defects, clean, orderly and sanitary, safe, well lit, landscaped, decorated, attractive and well maintained.

           K. Environmental. Each Seller is fully familiar with the present use of each Site owned by such Seller, and, after due inquiry, each Seller has become generally familiar with the prior uses of each Site owned by such Seller. To each Seller's knowledge, no Hazardous Materials or Regulated Substances have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on any Site, except in De Minimis Amounts and in compliance with all applicable laws, and no Release or Threatened Release has occurred at or on any Site. To each Seller's knowledge, no USTs are located on, at or under any Site, except in full compliance with all applicable laws, including, without limitation, all Environmental Laws. To each Seller's knowledge, the activities, operations and business undertaken on, at or about each Site, including, but not limited to, any past or ongoing alterations or improvements at each Site, are and have been at all times, in compliance with all applicable laws, including, without limitation, all Environmental Laws. To each Seller's knowledge, no further action is required to remedy any Environmental Condition or violation of, or to be in full compliance with, any Environmental Laws, and no lien has been imposed on any Site in any federal, state or local governmental or quasi-governmental entity in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials, Regulated Substances or USTs on or off any such Site.

           There is no pending or, to each Seller's knowledge, threatened litigation or proceeding before any court, administrative agency or governmental body in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release or placement on or at any Site of any Hazardous Materials, Regulated Substances or USTs, or of any facts which would give rise to any such action, nor has any Seller (a) received any notice (and no Seller has any actual or constructive knowledge) that any Governmental Authority or quasi-governmental authority or any employee or agent thereof has determined, threatens to determine or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with any Site or that there exists a presence, Release, Threatened Release or placement of any Hazardous Materials, Regulated Substances or USTs on or at any Site, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials, Regulated Substances or USTs at or on any Site;
       (b) received any notice under the citizen suit provision of any Environmental Law in connection with any Site or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials, Regulated Substances or USTs relating to any Site or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

           The information and disclosures in each
       Questionnaire are true, correct and complete in all material respects, Buyer and Environmental Insurer may rely on such information and disclosures, and the person or persons executing each Questionnaire were duly authorized to do so.

           L. Title to Sites. Title to each of the Sites is vested in each respective Seller as shown on
       Schedule 1. On the Closing Date, each Seller will convey to Buyer title to each Site owned by such Seller, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions.

           M. No Other Agreements and Options. Neither Sellers, nor Guarantor, nor Lessee nor any Site is subject to any commitment, obligation, or agreement, including, but not limited to, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent any Seller from completing or impair any Seller's ability to complete the sale of any Site under this Agreement or which would bind Buyer subsequent to consummation of the transaction contemplated in this Agreement.

           N.    No Mechanics' Liens.  There are no
       outstanding accounts payable, mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of any Site; no work has been performed or is in progress nor have materials been supplied to any Site or agreements entered into for work to be performed or materials to be supplied to any Site prior to the date hereof, which will not have been fully paid for on or before the Closing Date or which might provide the basis for the filing of such liens against any Site or any portion thereof; Sellers shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to any Site prior to the Closing Date; and Sellers shall and does hereby agree to defend, indemnify and forever hold Buyer and Buyer's designees harmless from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to the Sites.

           O. No Reliance. Sellers acknowledge that Buyer did not prepare or assist in the preparation of any of the projected financial figures used by Sellers in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement, and that Sellers have not relied on any report or statement by Buyer in entering into this Agreement. Furthermore, Sellers acknowledge that they have not relied upon, nor may they hereafter rely upon, the analysis undertaken by Buyer in determining the Purchase Price, and such analysis will not be made available to Sellers.

           P. Affiliates. Each Seller is an Affiliate of the other Seller, and each Seller is an Affiliate of Guarantor.

           Q. No Leases, Subleases or Use or Occupancy Agreements. Other than the Leases to be entered into by and between Buyer, as lessor, and Lessee, as of the Closing, there are no leases, subleases or other agreements relative to the use or occupancy of any of the Sites, or any portion of any of the Sites.

  All representations and warranties of Sellers made in this Agreement shall be and will remain true and complete as of the Closing Date as if made and restated in full as of such date and shall survive the Closing. Sellers acknowledge and agree that Environmental Insurer may rely on the environmental representations and warranties set forth in this Agreement, that Environmental Insurer is an intended third-party beneficiary of such representations and warranties and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations and warranties, including, to the extent applicable, the right of subrogation.

      9. COVENANT AND AGREEMENT OF SELLERS. From the date of the Commitment through the Closing Date, Sellers shall, at all reasonable times, (i) provide Buyer and Buyer's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to each Site, all drawings, plans, and specifications for each Site in possession of any Seller, all engineering reports relating to each Site in the possession of any Seller, the files and correspondence relating to each Site, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of each Site, and (ii) allow such persons to make such inspections, tests, copies, and verifications as Buyer considers necessary.

      10. TRANSACTION CHARACTERIZATION. It is the intent of the parties that the conveyance of the Sites to Buyer be absolute conveyances in effect as well as form, and the instruments of conveyance to be delivered at Closing are not intended to serve or operate as mortgages, equitable mortgages, deeds of trust, security agreements, trust conveyances or financing or trust arrangements of any kind, nor as preferences or fraudulent conveyances against any creditors of Seller. After the execution and delivery of the special warranty deed described in Section 11 for each Site, Sellers will have no legal or equitable interest or any other claim or interest in any of the Sites. Furthermore, the parties intend for the Leases to be true leases and not transactions creating financing leases, capital leases, equitable mortgages, mortgages, deeds of trust, security interests or other financing arrangements, and the economic realities of the Leases are those of true leases. Notwithstanding the existence of the Leases, neither party shall contest the validity, enforceability or characterization of the sale and purchase of the Sites by Buyer pursuant to this Agreement as absolute conveyances, and both parties shall support the intent expressed herein that the purchase of the Sites by Buyer pursuant to this Agreement provides for absolute conveyances and does not create any joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.


      11. CONDITIONS OF CLOSING. The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

           A. Title. Each Seller shall convey the Site or Sites owned by such Seller to Buyer by a special warranty deed (collectively, the "Deeds"), free of all liens, encumbrances, restrictions, encroachments and easements, except as otherwise specifically provided herein or agreed to in writing by Buyer ("Permitted Exceptions").

           B. Condition of Sites; Approval by Buyer. Buyer shall have inspected and approved each Site, and each Site shall be in good condition and repair, of good workmanship and materials, fully equipped and operational, clean, orderly, sanitary, safe, well-lit, landscaped, decorated, attractive and with a suitable layout, physical plant, traffic pattern and location all as determined by Buyer in its sole discretion.

           C. Evidence of Title. Buyer shall have received a preliminary title report and irrevocable commitment to insure title by means of an ALTA extended coverage owner's policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where each Site are located) issued by Title Company showing good and marketable title in the corresponding Seller that owns such Site, committing to insure Buyer's fee simple ownership in each Site, subject only to Permitted Exceptions relating to such Site and containing such endorsements as Buyer may require.

           D. Survey. Buyer shall have received a current ALTA survey of each Site, the form and substance of which shall be satisfactory to Buyer in its reasonable discretion. Seller shall have provided Buyer with either (i) evidence satisfactory to Buyer that the location of such Site is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration, or
       (ii) evidence of flood insurance coverage acceptable to Buyer if such Site has been identified as a special flood hazard area.

           E. Environmental. Buyer shall have received (at Buyer's sole election) either (i) a Phase I environmental report with respect to each Site (and a Phase II environmental report, if necessary, as determined by Buyer in its sole discretion), the form, substance and conclusions of which shall be satisfactory to Buyer in its sole discretion, or (ii) an Environmental Policy with respect to each Site.

           F. Compliance With Representations, Warranties and Covenants. All obligations of Sellers under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under any Lease or any other agreement between or among Buyer and Seller or Guarantor or Lessee pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Sellers or discovered by Buyer which has had or would have a material adverse effect on any Site, Sellers' or Buyer's willingness to consummate the transaction contemplated by this Agreement, as determined by Buyer in its sole and absolute discretion.

           G.    Proof of Insurance.  Seller shall have caused
       Lessee to deliver to Buyer copies of insurance policies, showing that all insurance required by each Lease providing coverage and limits satisfactory to Buyer are in full force and effect.

           H. Zoning. If requested by Buyer, Sellers shall have provided Buyer with evidence satisfactory to Buyer to confirm that each Site is properly zoned for its use as contemplated by this Agreement and that such use or uses constitutes or constitute legal, conforming uses and that the buildings, structures and improvements located at each Site constitute legal, conforming buildings, structures and improvements under applicable zoning requirements.

           I. Opinions of Counsel. Sellers shall have caused Counsel to prepare and deliver for each Site one or more opinion letters in form and substance acceptable to Buyer.

           J. Subordination Agreements. To the extent Lessee shall, as of the Closing Date, sublease a Subleased Site to a Sublessee pursuant to a Sublease, Sellers shall have executed and delivered and shall have caused Lessee and Sublessees, if any, to execute and deliver to Buyer and Title Company for recordation a Subordination Agreement for each Subleased Site. Sellers shall have executed and delivered and shall have caused Lessee and any third party using or occupying any portion of any of the Sites (other than Sublessees) to execute and deliver to Buyer a Subordination Agreement (in form and substance acceptable to Buyer) for each Site used or occupied by such third party. Sellers shall notify Buyer in writing prior to the Closing of any third party (other than a Sublessee) using or occupying any of the Sites or any portion of any of the Sites, and Buyer shall have approved of such third party and such third-party's use and occupancy of the Site.

           K. Approval by Buyer of Subleases. To the extent Lessee, as of the Closing Date, shall sublease a Subleased Site to a Sublessee pursuant to a Sublease, Buyer shall have approved the Sublease that corresponds to each Subleased Site (and each Sublease shall have been amended in a manner reasonably requested by Buyer) and the Sublessee corresponding thereto. Buyer shall have approved any agreement, lease or sublease pursuant to which any third party (other than a Sublessee) uses or occupies any of the Sites or any portion of any of the Sites. Buyer shall have approved any third party (other than a Sublessee) who uses or occupies any of the Sites or any portion of any of the Sites and such third-party's use and occupancy of the Site.

           L. Approvals, Consents and Waivers. As of the Closing, Sellers and Lessee shall have obtained (and delivered to Buyer a copy and a reasonable description
       of) all consents, approvals, waivers and authorizations required to be obtained in connection with the consummation of the transaction contemplated by this Agreement.

           M. Franchise Agreement. The franchise, license and/or area development agreements between Lessee and the Franchisor associated with such Franchisor Restaurant with respect to each Site that is operated by Lessee as a Franchisor Restaurant is valid, binding and in full force and effect.

           N. Agreement with Conoco Inc. Buyer shall have received and approved the supply or license agreement between Lessee and Conoco Inc., a Delaware corporation, governing Lessee's business of offering for retail sales petroleum and other products under the brand name Conoco.

           O. Franchisor Restaurant Assignment Agreement. Sellers shall have executed and delivered to Buyer a Franchisor Restaurant Assignment Agreement for each Site operated by Giant Four Corners as a Franchisor Restaurant, pursuant to which Giant Four Corners will assign to Giant Industries Arizona, Inc., an Arizona corporation, all of the right, title and interest of Giant Four Corners in and to any franchise, license and/or area development agreement between Giant Four Corners and the Franchisor associated with any Franchisor Restaurant being operated at such Site by Giant Four Corners.

           P.    Closing Documents.  On or prior to the
       Closing Date, Buyer and Sellers, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company or Buyer, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as Buyer may require in form acceptable to Buyer, including, without limitation, the following:

              (i)    Special Warranty Deed for each Site;
              (ii)   Lease for each Site;
              (iii)  Memorandum of Lease for each Site;
              (iv)   Proof of Insurance for each Site;
              (v)    Opinion(s) of Counsel;
              (vi)   Non-Foreign Seller Certificates;
              (vii)  UCC-1 Financing Statements;
              (viii) Subordination Agreement for each
  Subleased Site, as applicable;
              (ix)   Guaranty for each Site;
              (x) Subordination Agreement, if applicable, relative to each Site used or occupied by any third party (other than a Sublessee);
              (xi)   Franchisor Restaurant Assignment
  Agreements, as applicable;
              (xii) Supply or license agreement between Lessee and Conoco Inc.

  Upon fulfillment or waiver of all of the above conditions, Buyer shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

      12. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Seller (an "Event of Default"):

           (i) If any representation or warranty of any Seller is false in any material respect when made or becomes false in any material respect prior to the Closing Date;

           (ii) If any Seller fails to keep or perform any of the terms or provisions of this Agreement or if any condition precedent is not satisfied by Sellers at or prior to the Closing Date or if Guarantor fails to keep or perform any of the terms or provisions of any Guaranty or if Lessee fails to keep or perform any of the terms or provisions of any Lease;

           (iii) If any Seller, Guarantor or Lessee is or becomes insolvent within the meaning of the Code, files or notifies Buyer that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

           (iv) If any event occurs or condition exists which does or would upon the Closing Date constitute a breach or default under any Lease or any other agreement between any Seller or Lessee or Guarantor and Buyer pertaining to the subject matter hereof; or

           (v) If there is an event of default or breach under any of the Other Agreements.

      B. In the event of any Event of Default, Buyer shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

           (i)    To terminate this Agreement by giving
       written notice to Sellers in which none of the parties hereto shall have any further obligation or liability, except such liabilities as Sellers may have for such breach or default;

           (ii) To proceed with the Closing relative to all of the Sites or any number of the Sites as determined by Buyer and direct Title Company to apply such portion of the Purchase Price as Buyer may deem necessary to cure any such breach or default;

           (iii) To bring an action for damages against any Seller or all Sellers, which, in the event Buyer proceeds to close on any Site, may include an amount equal to the difference between the value of each Site as conveyed to Buyer and the value each Site would have had if all representations and warranties of Sellers were true and Sellers had complied with all of its obligations;

           (iv) To bring an action to require any Seller or all Sellers specifically to perform its or their respective obligations hereunder; and/or

           (v)    To recover from Sellers all expenses,
       including attorneys' fees, paid or incurred by Buyer as a result of such breach or default.

      13.    ASSIGNMENTS.  A. Buyer may assign in whole or in
  part its rights under this Agreement. In the event of any unconditional assignment of Buyer's entire right and interest hereunder, Buyer shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Buyer contained herein.

      B. Sellers shall not, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion, sell, assign, transfer (other than the Subleases), mortgage, convey, encumber or grant any easements or other rights or interests of any kind in any Site, any of Seller's rights under this Agreement or any interest in any Seller, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise.

      14. INDEMNITY. Each Seller, jointly and severally, agrees to indemnify, protect, hold harmless and defend Buyer and its directors, officers, shareholders, employees, successors, assigns, agents, lenders, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, Buyer's reasonable attorneys' fees and consequential damages, arising as the result of an Environmental Condition and/or a breach of any of the representations, warranties, covenants, agreements or obligations of any Seller set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any damages incurred with respect to any engineering, governmental inspection and attorneys' fees and expenses that the Indemnified Parties may incur by reason of any Environmental Condition and/or any representation or warranty set forth in Section 8.K being false, or by reason of any investigation or claim of any governmental agency in connection therewith.

      15.    MISCELLANEOUS PROVISIONS.

           A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile,
       (iii) express overnight delivery service or
       (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or
       (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

          If to Sellers:   c/o Giant Industries, Inc.
                           Attention: Mr. Mark Cox
                           23733 North Scottsdale Road
                           Scottsdale, Arizona 85255
                           Telephone: (602) 585-8888
                           Telecopy: (602) 585-8893

          With a copy to:  Giant Industries, Inc.
                           Legal Department
                           Attention: Carlos Guerra, Esq.
                           23733 North Scottsdale Road
                           Scottsdale, Arizona 85255
                           Telephone: (602) 585-8851
                           Telecopy: (602) 585-8985

          If to Buyer:     Dennis L. Ruben, Esq.
                           Executive Vice President
                             and General Counsel
                           FFCA Capital Holding
                           Corporation
                           17207 North Perimeter Drive
                           Scottsdale, AZ  85255
                           Telephone: (602) 585-4500
                           Telecopy:  (602) 585-2226

           B. Risk of Loss. Seller shall assume the risk of loss, damage or destruction of any Site or all Sites prior to the Closing Date.

           C. Condemnation. In the event of a taking of all or any part of any Site on or before the Closing, Buyer at its sole option shall have the right to either
       (i) receive the proceeds of any condemnation award and, proceed to close this transaction relative to such Site and the remaining Sites, or (ii) terminate this Agreement relative to the Site that is the subject of such taking and close this transaction relative to the remaining Sites, or (iii) terminate this Agreement relative to all Sites.

           D. Real Estate Commission. Buyer and Sellers represent and warrant to each other that they have dealt with no real estate broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. Buyer and Sellers shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

           E. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

           F. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

           G. Buyer's Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Buyer, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Buyer, with respect to any of the terms, covenants and conditions of this Agreement, (ii) Sellers waive all claims, demands and causes of action against Buyer's officers, directors, employees and agents in the event of any breach by Buyer of any of the terms, covenants and conditions of this Agreement to be performed by Buyer and
       (iii) Sellers shall look solely to the assets of Buyer for the satisfaction of each and every remedy of Sellers in the event of any breach by Buyer of any of the terms, covenants and conditions of this Agreement to be performed by Buyer, such exculpation of liability to be absolute and without any exception whatsoever.

           H.    Severability.  The provisions of this
       Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

           I. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Sellers and Buyer were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

           J. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

           K.    Attorneys' Fees.  In the event of any
       judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to Buyer's attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by Buyer with respect to this transaction and the fees and costs of Buyer's in-house counsel incurred in connection with this transaction.

           L. Entire Agreement. This Agreement, together with any other certificates, instruments or agreements to be delivered hereunder, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Sellers and Buyer with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Sellers and Buyer the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in the Commitment.

           M. Recording. At the election of Buyer, this Agreement may be recorded in the appropriate governmental office or offices so as to impart constructive notice of the terms and provisions hereof.

           N. Forum Selection; Jurisdiction; Venue; Choice of Law. Sellers acknowledge that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by Buyer and Sellers in the State of Arizona and delivered by Sellers in the State of Arizona, all payments under the Leases will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Sellers consents that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Sellers waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the law of the state in which each Site is located shall be deemed to apply to such Site. Nothing contained in this Section shall limit or restrict the right of Buyer to commence any proceeding in the federal or the state courts located in the state in which each Site is located to the extent Buyer deems such proceeding necessary or advisable to exercise remedies available under the Agreement.

           O. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

           P. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Sellers and Buyer and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel.

           Q.    Survival.  Except for the conditions of
       Closing set forth in Section 11, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Sellers and Buyer set forth in this Agreement shall survive the Closing.

           R.    Waiver of Jury Trial and Punitive,
       Consequential, Special and Indirect Damages. BUYER AND SELLERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, SELLERS AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY SELLERS OR BUYER AGAINST THE OTHER OR ITS RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY SELLERS AND BUYER OF ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

      IN WITNESS WHEREOF, Sellers and Buyer have entered into this Agreement as of the date first above written.

              BUYER:

              FFCA CAPITAL HOLDING
              CORPORATION, a Delaware corporation


              By  /s/ Stephen Y. Schwanz
                --------------------------------------
              Name:     Stephen Y. Schwanz
              Its:          Vice President

              SELLERS:

              GIANT INDUSTRIES ARIZONA, INC.,
              an Arizona corporation


              By  /s/ Mark B. Cox
                --------------------------------------
              Printed Name:  Mark B. Cox
              Its:           Vice President



              GIANT FOUR CORNERS, INC.,
              an Arizona corporation


              By  /s/ Mark B. Cox
                --------------------------------------
              Printed Name:  Mark B. Cox
              Its:           Vice President

  STATE OF ARIZONA   ]
                     ] SS.
  COUNTY OF MARICOPA ]

      The foregoing instrument was acknowledged before me on December 30, 1998, by Stephen Y. Schwanz, Vice President, of
  FFCA Capital Holding Corporation, a Delaware corporation, on behalf of the corporation.


                          /s/ Paula T. Cross
                          --------------------------
                          Notary Public

  My Commission Expires:
  Nov. 29, 2000

  STATE OF ARIZONA    ]
                      ] SS.
  COUNTY OF MARICOPA  ]

      The foregoing instrument was acknowledged before me on December 30, 1998, by Mark Baker Cox, the Vice President of
  GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation, on behalf of the corporation.


                          /s/ Paula T. Cross
                          --------------------------
                          Notary Public

  My Commission Expires:
  Nov. 29, 2000

  STATE OF ARIZONA   ]
                     ] SS.
  COUNTY OF MARICOPA ]

      The foregoing instrument was acknowledged before me on December 30, 1998, by Mark Baker Cox, the Vice President of
  GIANT FOUR CORNERS, INC., an Arizona corporation, on behalf of the corporation.


                          /s/ Paula T. Cross
                          --------------------------
                          Notary Public

  My Commission Expires:
  Nov. 29, 2000

  Giant AZ = Giant Industries Arizona, Inc.
  Giant 4    = Giant Four Corners, Inc.

                                         SCHEDULE 1

                   (List of Sellers and list of Sites owned by each Seller)


  Unit No.   FFCA File No.      Street Address              City        State   Seller's
  Name
  --------   -------------   -----------------------   --------------   -----   -------------
  6901       8000-8344       825 Monroe                Buckeye          AZ      Giant AZ
  6906       8000-8345       945 N. Arizona Ave.       Chandler         AZ      Giant AZ
  6916       8000-8378       1951 E. Baseline          Gilbert          AZ      Giant AZ
  6907       8000-8348       1405 E. Ash               Globe            AZ      Giant AZ
  7193       8000-8349       410 Hopi Dr.              Holbrook         AZ      Giant AZ
  7222       8000-8350       1653 White Mtn. Blvd.     Lakeside         AZ      Giant AZ
  6915       8000-8351       6807 E. Baseline Rd.      Mesa             AZ      Giant AZ
  6917       8000-8352       3559 E. University        Mesa             AZ      Giant AZ
  6918       8000-8353       2743 S. Alma School Rd.   Mesa             AZ      Giant AZ
  6928       8000-7354       6608 E. Main St.          Mesa             AZ      Giant AZ
  6903       8000-8355       2120 Hwy 60/70            Miami            AZ      Giant AZ
  6910       8000-8356       7450 W. Thomas Rd.        Phoenix          AZ      Giant AZ
  6913       8000-8357       5049 W. Buckeye           Phoenix          AZ      Giant AZ
  6932       8000-8358       4305 E. Ray Rd.           Phoenix          AZ      Giant AZ
  6908       8000-8359       300 Hwy 70                Safford          AZ      Giant AZ
  7203       8000-8360       Hwy 191                   Sanders          AZ      Giant 4
  6904       8000-8361       7630 E. McDowell Rd.      Scottsdale       AZ      Giant AZ
  6909       8000-8362       3301 N. Hayden Rd.        Scottsdale       AZ      Giant AZ
  7223       8000-8363       1981 E. Deuce of Clubs    Show Low         AZ      Giant 4
  7123       8000-8364       379 S. Main               Snowflake        AZ      Giant 4
  7219       8000-8365       138 W. Main, Hwy 60       Springerville    AZ      Giant 4
  7224       8000-8367       310 N. Main               Taylor           AZ      Giant 4
  6914       8000-8368       7550 S. Rural Rd.         Tempe            AZ      Giant AZ
  6902       8000-8369       2946 W. Hwy 70            Thatcher         AZ      Giant AZ
  6921       8000-8370       7366 N. Oracle Rd.        Tucson           AZ      Giant AZ
  6922       8000-8371       2100 W. Ruthrauff Rd.     Tucson           AZ      Giant AZ
  6923       8000-8372       1530 W. St. Mary's Rd.    Tucson           AZ      Giant AZ
  6924       8000-8373       761 W. Ajo                Tucson           AZ      Giant AZ
  6925       8000-8374       1202 W. Ajo               Tucson           AZ      Giant AZ
  6926       8000-8375       6500 S. 12th Ave.         Tucson           AZ      Giant AZ
  6929       8000-8376       9491 E. 22nd St.          Tucson           AZ      Giant AZ
  6930       8000-8377       2750 S. Kolb Rd.          Tucson           AZ      Giant AZ
  6931       8000-8378       3780 W. Magee Rd.         Tucson           AZ      Giant AZ
  7320/      8000-8379       Hwy 264                   Tse Bontio       NM
  7321                                                 Window Rock      AZ      Giant 4
  7405       8000-8380       2201 Main St.             Alamosa          CO      Giant 4
  6063       8000-8381       650 Buck Highway          Bayfield         CO      Giant AZ
  7212       8000-8382       1525 Greenwood            Canon City       CO      Giant 4
  6064       8000-8384       2320 E. Main              Cortez           CO      Giant AZ
  7260       8000-8386       921 E. Main               Cortez           CO      Giant 4
  7676       8000-8391       805 Grand                 Del Norte        CO      Giant 4
  7229       8000-8392       501 Railroad Ave.         Dolores          CO      Giant 4
  6059       8000-8393       26223 US Highway 160      Durango          CO      Giant AZ
  6060       8000-8394       1991 Main Avenue          Durango          CO      Giant AZ
  6061       8000-8395       901 Camino Del Rio        Durango          CO      Giant AZ
  7111       8000-8396       20329 Hwy 160 West        Durango          CO      Giant AZ
  7677       8000-8397       605 First St.             Monte Vista      CO      Giant 4
  6062       8000-8398       635 San Juan              Pagosa Springs   CO      Giant AZ
  7675       8000-8399       30483 US Hwy 160          South Fork       CO      Giant 4
  7237       8000-8400       1519 E. Main St.          Trinidad         CO      Giant 4
  7442       8000-8401       3501 Isleta Blvd., SW     Albuquerque      NM      Giant 4
  7446       8000-8403       937 Isleta SW             Albuquerque      NM      Giant 4
  7553       8000-8404       2504 Broadway SE          Albuquerque      NM      Giant 4
  7118       8000-8405       2790 US Hwy 550           Aztec            NM      Giant 4
  7197       8000-8406       321 Main Ave.             Aztec            NM      Giant 4
  7283       8000-8408       1224 S. Main St.          Belen            NM      Giant 4
  7168       8000-8409       118 Hwy 44 West           Bernalillo       NM      Giant 4
  7293       8000-8410       401 Hwy 44 N.             Bernalillo       NM      Giant 4
  7210       8000-8411       204 S. Bloomfield Blvd.   Bloomfield       NM      Giant 4
  7214       8000-8412       602 W. Broadway           Bloomfield       NM      Giant 4
  7239       8000-8413       Star Rte 4, Box 3000      Bloomfield       NM      Giant 4
  7215       8000-8415       Box 42 HCR 79             Cuba             NM      Giant 4
  7244       8000-8416       11260 NM Hwy 44, Nagezzi  Cuba             NM      Giant 4
  7247       8000-8417       HCR 79 Box 10             Cuba             NM      Giant 4
  7183       8000-8418       902 N. Riverside Dr.      Espanola         NM      Giant 4
  7555       8000-8420       286 S. Riverside          Espanola         NM      Giant 4
  7278       8000-8421       5th & Joseph              Estancia         NM      Giant 4
  7127       8000-8422       2603 E. 20th St.          Farmington       NM      Giant 4
  7211       8000-8423       2700 W. Main              Farmington       NM      Giant 4
  7217       8000-8424       8180 E. Main              Farmington       NM      Giant 4
  7218       8000-8425       5702 Hwy 64               Farmington       NM      Giant 4
  7240       8000-8426       3001 Bloomfield Hwy       Farmington       NM      Giant 4
  7556       8000-8427       1500 San Juan Blvd.       Farmington       NM      Giant 4
  7204       8000-8428       HCR 4, Box 20             Gallup           NM      Giant 4
  7408       8000-8429       3340 E. Hwy 66            Gallup           NM      Giant 4
  7409       8000-8430       3302 W. Hwy 66            Gallup           NM      Giant 4
  7557       8000-8431       800 E. Coal               Gallup           NM      Giant 4
  7198       8000-8432       4357 US Hwy 64            Kirtland         NM      Giant 4
  7295       8000-8433       610 W. Hwy 66             Milan            NM      Giant 4
  7297       8000-8434       5180 Hwy 68               Rancho de Taos   NM      Giant 4
  7554       8000-8435       832 Sierra Vista          Santa Fe         NM      Giant 4
  7448       8000-8436       113268 S. Santa Fe Rd.    Taos             NM      Giant 4
  7257       8000-8437       Hwy 371                   Thoreau          NM      Giant 4
  7310       8000-8439       3890 US Hwy 64,
                             Fruitland, NM             Waterflow        NM      Giant 4


                          SCHEDULE 2

       (List of Sublessees and list of Subleased Sites
                   leased by each Sublessee)


  SELLERS REPRESENT AND WARRANT TO BUYER THAT, AS OF THE DATE OF
  THIS AGREEMENT, THERE ARE NO SUBLEASES, THERE ARE NO SUBLESSEES, AND THERE ARE NO SUBLEASED SITES.

                                       EXHIBIT A

                                    (List of Sites)

  Unit No.   FFCA File No.      Street Address              City        State   Zip Code
  --------   -------------   -----------------------   --------------   -----   --------
  6901       8000-8344       825 Monroe                Buckeye          AZ      85326
  6906       8000-8345       945 N. Arizona Ave.       Chandler         AZ      85224
  6916       8000-8347       1951 E. Baseline          Gilbert          AZ      86234
  6907       8000-8348       1405 E. Ash               Globe            AZ      85501
  7193       8000-8349       410 Hopi Dr.              Holbrook         AZ      86025
  7222       8000-8350       1653 White Mtn. Blvd.     Lakeside         AZ      85929
  6915       8000-8351       6807 E. Baseline Rd.      Mesa             AZ      85208
  6917       8000-8352       3559 E. University        Mesa             AZ      85203
  6918       8000-8353       2743 S. Alma School Rd.   Mesa             AZ      85210
  6928       8000-7354       6608 E. Main St.          Mesa             AZ      85205
  6903       8000-8355       2120 Hwy 60/70            Miami            AZ      85539
  6910       8000-8356       7450 W. Thomas Rd.        Phoenix          AZ      85033
  6913       8000-8357       5049 W. Buckeye           Phoenix          AZ      85043
  6932       8000-8358       4305 E. Ray Rd.           Phoenix          AZ      85044
  6908       8000-8359       300 Hwy 70                Safford          AZ      85546
  7203       8000-8360       Hwy 191                   Sanders          AZ      86512
  6904       8000-8361       7630 E. McDowell Rd.      Scottsdale       AZ      85257
  6909       8000-8362       3301 N. Hayden Rd.        Scottsdale       AZ      85251
  7223       8000-8363       1981 E. Deuce of Clubs    Show Low         AZ      85901
  7123       8000-8364       379 S. Main               Snowflake        AZ      85937
  7219       8000-8365       138 W. Main, Hwy 60       Springerville    AZ      85938
  7224       8000-8367       310 N. Main               Taylor           AZ      85939
  6914       8000-8368       7550 S. Rural Rd.         Tempe            AZ      85283
  6902       8000-8369       2946 W. Hwy 70            Thatcher         AZ      85552
  6921       8000-8370       7366 N. Oracle Rd.        Tucson           AZ      85704
  6922       8000-8371       2100 W. Ruthrauff Rd.     Tucson           AZ      85705
  6923       8000-8372       1530 W. St. Mary's Rd.    Tucson           AZ      85745
  6924       8000-8373       761 W. Ajo                Tucson           AZ      85713
  6925       8000-8374       1202 W. Ajo               Tucson           AZ      85713
  6926       8000-8375       6500 S. 12th Ave.         Tucson           AZ      85706
  6929       8000-8376       9491 E. 22nd St.          Tucson           AZ      85710
  6930       8000-8377       2750 S. Kolb Rd.          Tucson           AZ      85730
  6931       8000-8378       3780 W. Magee Rd.         Tucson           AZ      85741
  7320/                      Hwy 264                   Tse Bontio       NM      87301
  7321       8000-8379                                 Window Rock      AZ      86515
  7405       8000-8380       2201 Main St.             Alamosa          CO      81101
  6063       8000-8381       650 Buck Highway          Bayfield         CO      81122
  7212       8000-8382       1525 Greenwood            Canon City       CO      81212
  6064       8000-8384       2320 E. Main              Cortez           CO      81321
  7260       8000-8386       921 E. Main               Cortez           CO      81321
  7676       8000-8391       805 Grand                 Del Norte        CO      81132
  7229       8000-8392       501 Railroad Ave.         Dolores          CO      81323
  6059       8000-8393       26223 US Highway 160      Durango          CO      81301
  6060       8000-8394       1991 Main Avenue          Durango          CO      81301
  6061       8000-8395       901 Camino Del Rio        Durango          CO      81301
  7111       8000-8396       20329 Hwy 160 West        Durango          CO      81301
  7677       8000-8397       605 First St.             Monte Vista      CO      81144
  6062       8000-8398       635 San Juan              Pagosa Springs   CO      81147
  7675       8000-8399       30483 US Hwy 160          South Fork       CO      81154
  7237       8000-8400       1519 E. Main St.          Trinidad         CO      81082
  7442       8000-8401       3501 Isleta Blvd., SW     Albuquerque      NM      87105
  7446       8000-8403       937 Isleta SW             Albuquerque      NM      87105
  7553       8000-8404       2504 Broadway SE          Albuquerque      NM      87501
  7118       8000-8405       2790 US Hwy 550           Aztec            NM      87410
  7197       8000-8506       321 Main Ave.             Aztec            NM      87410
  7283       8000-8408       1224 S. Main St.          Belen            NM      87002
  7168       8000-8409       118 Hwy 44 West           Bernalillo       NM      87004
  7293       8000-8410       401 Hwy 44 N.             Bernalillo       NM      87004
  7210       8000-8411       204 S. Bloomfield Blvd.   Bloomfield       NM      87413
  7214       8000-8412       602 W. Broadway           Bloomfield       NM      87413
  7239       8000-8413       Star Rte 4, Box 3000      Bloomfield       NM      87413
  7215       8000-8415       Box 42 HCR 79             Cuba             NM      87013
  7244       8000-8416       11260 NM Hwy 44, Nagezzi  Cuba             NM      87013
  7247       8000-8417       HCR 79 Box 10             Cuba             NM      87013
  7183       8000-8418       902 N. Riverside Dr.      Espanola         NM      87532
  7555       8000-8420       286 S. Riverside          Espanola         NM      87532
  7278       8000-8421       5th & Joseph              Estancia         NM      87016
  7127       8000-8422       2603 E. 20th St.          Farmington       NM      87401
  7211       8000-8423       2700 W. Main              Farmington       NM      87401
  7217       8000-8424       8180 E. Main              Farmington       NM      87401
  7218       8000-8425       5702 Hwy 64               Farmington       NM      87401
  7240       8000-8426       3001 Bloomfield Hwy       Farmington       NM      87401
  7556       8000-8427       1500 San Juan Blvd.       Farmington       NM      87401
  7204       8000-8428       HCR 4, Box 20             Gallup           NM      87301
  7408       8000-8429       3340 E. Hwy 66            Gallup           NM      87301
  7409       8000-8430       3302 W. Hwy 66            Gallup           NM      87301
  7557       8000-8431       800 E. Coal               Gallup           NM      87301
  7198       8000-8432       4357 US Hwy 64            Kirtland         NM      87417
  7295       8000-8433       610 W. Hwy 66             Milan            NM      87021
  7297       8000-8434       5180 Hwy 68               Rancho de Taos   NM      87557
  7554       8000-8435       832 Sierra Vista          Santa Fe         NM      87501
  7448       8000-8436       113268 S. Santa Fe Rd.    Taos             NM      87571
  7257       8000-8437       Hwy 371                   Thoreau          NM      87323
  7310       8000-8439       3890 US Hwy 64            Waterflow        NM      87421
                             Fruitland, NM



                              EXHIBIT B

             (Allocation of Purchase Price Among the Sites)


  FFCA File No./Unit No.     Purchase Price     Address
  ----------------------     --------------     ----------------------
  8000-8344/6901                 $570,000       825 Monroe
  8000-8345/6906               $1,090,000       945 N. Arizona Ave.
  8000-8347/6916                 $435,000       1951 E. Baseline
  8000-8348/6907                 $426,000       1405 E. Ash
  8000-8349/7193                 $440,000       410 Hopi Dr.
  8000-8350/7222                 $532,000       1653 White Mtn. Blvd.
  8000-8351/6915               $1,300,000       6807 E. Baseline Rd.
  8000-8352/6917                 $551,000       3559 E. University
  8000-8353/6918               $1,250,000       2743 S. Alma School Rd.
  8000-7354/6928                 $186,000       6608 E. Main St.
  8000-8355/6903                 $495,000       2120 Hwy 60/70
  8000-8356/6910                 $544,000       7450 W. Thomas Rd.
  8000-8357/6913               $1,025,000       5049 W. Buckeye
  8000-8358/6932               $1,000,000       4305 E. Ray Rd.
  8000-8359/6908                 $400,000       300 Hwy 70
  8000-8360/7203               $1,300,000       Hwy 191
  8000-8361/6904                 $360,000       7630 E. McDowell Rd.
  8000-8362/6909                 $526,000       3301 N. Hayden Rd.
  8000-8363/7223                 $490,000       1981 E. Deuce of Clubs
  8000-8364/7123                 $590,000       379 S. Main
  8000-8365/7219                 $475,000       138 W. Main, Hwy 60
  8000-8367/7224                 $626,000       310 N. Main
  8000-8368/6914               $1,000,000       7550 S. Rural Rd.
  8000-8369/6902                 $150,000       2946 W. Hwy 70
  8000-8370/6921                 $770,000       7366 N. Oracle Rd.
  8000-8371/6922                 $560,000       2100 W. Ruthrauff Rd.
  8000-8372/6923                 $710,000       1530 W. St. Mary's Rd.
  8000-8373/6924                 $745,000       761 W. Ajo
  8000-8374/6925                 $900,000       1202 W. Ajo
  8000-8375/6926               $1,000,000       6500 S. 12th Ave.
  8000-8376/6929                 $880,000       9491 E. 22nd St.
  8000-8377/6930                 $926,000       2750 S. Kolb Rd.
  8000-8378/6931                 $885,000       3780 W. Magee Rd.
  8000-8379/7320/7321          $1,150,000       Hwy 264, Tse Bontio, NM 87301
  8000-8380/7405                 $600,000       2201 Main St.
  8000-8381/6063               $1,041,000       650 Buck Highway
  8000-8382/7212                 $264,000       1525 Greenwood
  8000-8384/6064               $1,300,000       2320 E. Main
  8000-8386/7260                 $733,000       921 E. Main
  8000-8391/7676                 $704,000       805 Grand
  8000-8392/7229                 $150,000       501 Railroad Ave.
  8000-8393/6059                 $940,000       26223 US Highway 160
  8000-8394/6060               $1,050,000       1991 Main Avenue
  8000-8395/6061               $1,000,000       901 Camino Del Rio
  8000-8396/7111                 $440,000       20329 Hwy 160 West
  8000-8397/7677                 $450,000       605 First St.
  8000-8398/6062                 $725,000       635 San Juan
  8000-8399/7675                 $285,000       30483 US Hwy 160
  8000-8400/7237                 $255,000       1519 E. Main St.
  8000-8401/7442                 $219,000       3501 Isleta Blvd., SW
  8000-8403/7446                 $100,000       937 Isleta SW
  8000-8404/7553                 $450,000       2504 Broadway SE
  8000-8405/7118                 $600,000       2790 US Hwy 550
  8000-8506/7197                 $544,000       321 Main Ave.
  8000-8408/7283                 $455,000       1224 S. Main St.
  8000-8409/7168                 $290,000       118 Hwy 44 West
  8000-8410/7293                 $274,000       401 Hwy 44 N.
  8000-8411/7210               $1,300,000       204 S. Bloomfield Blvd.
  8000-8412/7214                 $580,000       602 W. Broadway
  8000-8413/7239                 $605,000       Star Rte 4, Box 3000
  8000-8415/7215                 $360,000       Box 42 HCR 79
  8000-8416/7244                 $475,000       11260 NM Hwy 44, Nagezzi
  8000-8417/7247                 $400,000       HCR 79 Box 10
  8000-8418/7183                 $480,000       902 N. Riverside Dr.
  8000-8420/7555                 $472,000       286 S. Riverside
  8000-8421/7278                 $503,000       5th & Joseph
  8000-8422/7127                 $765,000       2603 E. 20th St.
  8000-8423/7211                 $468,000       2700 W. Main
  8000-8424/7217                 $830,000       8180 E. Main
  8000-8425/7218                 $726,000       5702 Hwy 64
  8000-8426/7240                 $505,000       3001 Bloomfield Hwy
  8000-8427/7556                 $400,000       1500 San Juan Blvd.
  8000-8428/7204               $1,000,000       HCR 4, Box 20
  8000-8429/7408                 $401,986       3340 E. Hwy 66
  8000-8430/7409                 $302,000       3302 W. Hwy 66
  8000-8431/7557                 $151,000       800 E. Coal
  8000-8432/7198                 $356,000       4357 US Hwy 64
  8000-8433/7295                 $267,000       610 W. Hwy 66
  8000-8434/7297                 $800,000       5180 Hwy 68
  8000-8435/7554                 $414,000       832 Sierra Vista
  8000-8436/7448                 $341,000       113268 S. Santa Fe Rd.
  8000-8437/7257                 $705,000       Hwy 371
  8000-8439/7310               $1,000,000       3890 US Hwy 64, Fruitland, NM
  /TABLE

                           EXHIBIT C


                        (Form of Lease)


                          (Attached)

                           LEASE


       THIS LEASE (this "Lease") is made as of
  December       , 1998  (the "Effective Date"), by and
  between FFCA CAPITAL HOLDING CORPORATION, a Delaware corporation ("Lessor"), whose address is 17207 North
  Perimeter Drive, Scottsdale, Arizona 85255, and GIANT
  INDUSTRIES ARIZONA, INC., an Arizona corporation ("Lessee"), whose address is 23733 North Scottsdale Road, Scottsdale,
  Arizona 85255.

                   W I T N E S S E T H :

       THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

       1. Certain Defined Terms. The following terms shall have the following meanings for all purposes of this
  Lease:

       "Adjustment Date" shall mean the second anniversary of the Effective Date, and every second anniversary thereafter during the Lease Term (including the extension period or periods if Lessee exercises one or more of its options pursuant to Section 28).

       "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or otherwise.

       "Base Annual Rental" means, as of the Effective Date, an amount equal to $___________, as such Base Annual Rental shall be adjusted from time to time as contemplated by
  Section 4.

       "Base Monthly Rental" means an amount equal to 1/12 of the applicable Base Annual Rental.

       "Code" means the United States Bankruptcy Code, 11
  U.S.C. Sec. 101 et seq., as amended.

       "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the state in which the Premises are located.

       "Environmental Insurer" means such environmental insurance company as Lessor may select in its sole discretion.

       "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, Regulated Substances or USTs, relating to liability for or costs of Remediation or prevention of Releases or Threatened Releases or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or Threatened Releases or other environmental condition of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Premises; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Premises.

       "Environmental Policy" means the environmental insurance policy issued by Environmental Insurer to Lessor with respect to the Premises in connection with the transaction contemplated by the Sale and Lease Agreement.

       "Facility" means either a gasoline station or a combination convenience store and gasoline station operated under the Giant, Mustang, Conoco, Conoco Express, Thriftway, Plateau, Gasman or Gasamat brands or a nationally recognized oil brand or another brand approved by Lessor. Upon prior written notice to Lessor, a portion of the Facility may be operated by Lessee as a Franchisor Restaurant and/or subleased to Sublessee pursuant to the Sublease for the purpose of operating a business involving the retail sales of food items (including a Franchisor Restaurant) or non-food items, provided that no portion of the Premises or Facility shall be operated by Sublessee as a gasoline station or combination convenience store and gasoline station without the prior written consent of Lessor.

       "Franchise Finance" means Franchise Finance Corporation of America, a Delaware corporation, and its successors.

       "Franchisor" means the owner and holder of all of the rights and privileges relative to the franchise rights associated with a Franchisor Restaurant, including, without limitation, all trade secrets, tradenames and trademarks relative thereto.

       "Franchisor Restaurant" means a regionally- or nationally recognized franchise restaurant.

       "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states where the Premises is located or any political subdivision thereof.

       "Guarantor" means Giant Industries, Inc., a Delaware corporation, and its successor.

       "Guaranty" means that certain unconditional guaranty of payment and performance dated as of the date of this Lease executed by Guarantor.

       "Hazardous Materials" means (i) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

       "Indemnified Parties" means Lessor and the directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of Lessor, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lessor's assets and business.

       "Lease Term" shall have the meaning described in
  Section 3.

       "Lease Year" means the 12-month period commencing on January 1 and ending on December 31, and each successive calendar year thereafter.

       "Lessee Entities" means, collectively, Lessee and Guarantor and any Affiliate of Lessee or Guarantor.

       "Lessor Entities" means, individually or collectively, Lessor, Franchise Finance and any Affiliate of Lessor or
  Franchise Finance.

       "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees and other costs of defense).

       "Minimum Purchase Price" means $______________.

       "Other Agreements" means, collectively, all agreements (including, without limitation, any equipment loan agreement) and instruments between, among or by (1) any of the Lessee Entities, and, or for the benefit of, (2) any of the Lessor Entities, including, without limitation, promissory notes, guaranties and leases, but excluding this Lease.

       "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

       "Premises" means the parcel or parcels of real estate legally described in Exhibit A attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).

       "Regulated Substances" means "petroleum" and
  "petroleum-based substances" or any similar terms described or defined in any Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

       "Release" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials or Regulated
  Substances.

       "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material or Regulated Substances, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials or Regulated Substances.

       "Sale and Lease Agreement" means the Sale and Lease Agreement dated of even date herewith by and among Lessor, as buyer, and Giant Industries Arizona, Inc., an Arizona corporation, and Giant Four Corners, Inc., an Arizona corporation, as sellers, relative to the sale and purchase of the Premises.

       "Sublessee" means the lessee under the Sublease.

       "Sublease" means a lease or sublease agreement between Lessee, as sublessor, and Sublessee relative to the subleasing of the Subleased Premises for the purposes specifically permitted under this Lease, which Sublease shall be subject, junior and subordinate at all times and for all purposes to the terms and provisions of this Lease.

       "Subleased Premises" means a portion of the Premises that is subleased to Sublessee pursuant to the Sublease for the purpose of operating a business involving the retail sales of food items (including a Franchisor Restaurant) or non-food items, provided that no portion of the Subleased Premises shall be operated by Sublessee as a gasoline station or combination convenience store and gasoline station without the prior written consent of Lessor. The Subleased Premises shall not constitute a significant portion of the Premises.

       "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

       "USTs" means any one or combination of tanks and associated piping systems used in connection with the storage, dispensing and general use of Regulated Substances.

       2. Demise of Premises. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Premises.

       3. Lease Term. The Lease Term shall commence as of the Effective Date and shall expire on the day that is fifteen (15) years after the Effective Date, unless terminated sooner as provided in this Lease and as may be extended for up to three (3) successive periods of five (5) years each, as set forth in Section 28 below. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

       4. Rental and Other Payments. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

       B. Commencing on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the product of (i) the Base Annual Rental then in effect, and (ii) Six Percent (6.0%), which increases shall be compounded. The increased Base Annual Rental shall constitute the Base Annual Rental due and payable until the next Adjustment Date.

       C. For any partial year between the commencement of the Lease Term and the beginning of the next Lease Year and the beginning of the last Lease Year and the end of the Lease Term, calculation of the Base Annual Rental shall be prorated on the basis of the ratio of the number of days in such partial year to 365.

       D. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

       5.     Representations and Warranties of Lessor.
  Lessor represents and warrants to Lessee as follows:

            A.     Organization, Authority and Status of
       Lessor. (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein. Lessor is not a "foreign corporation" as such term is defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessor's United States tax identification number is 86-0908599.

            (ii)     The person who has executed this Lease
       on behalf of Lessor is duly authorized so to do.

            B.     Enforceability.  This Lease constitutes
       the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

       6. Representations and Warranties of Lessee. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as follows:

            A.     Organization, Authority and Status of
       Lessee. (i) Lessee has been duly incorporated, is validly existing and in good standing under the laws of its state of incorporation, and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

            (ii)     The persons who have executed this
       Lease on behalf of Lessee are duly authorized to do so.

            B.     Enforceability.  This Lease constitutes
       the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

            C. Litigation. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Lessee before any court, arbitrator, or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Lessee or the Premises.

            D. Absence of Breaches or Defaults. Lessee is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result, in any breach of or default under any other document, instrument or agreement to which Lessee is a party or by which Lessee, the Premises or any of Lessee's property is subject or bound.

            E.     Franchisor Provisions.  In the event
       Lessee shall use a portion of the Premises for the operation of a Franchisor Restaurant, Lessee has (as of the Effective Date) entered into a franchise, license and/or area development agreement with the Franchisor associated with such Franchisor Restaurant for conduct of the business at the Premises. Such franchise, license and/or area development agreement is valid, binding and in full force and effect, permits Lessee to operate a Franchisor Restaurant on a portion of the Premises.

            F.     Licenses and Permits.  Lessee has
       obtained (or caused to be obtained) all required licenses and permits, both governmental and private, to use and operate the Premises in the intended manner, where the failure to so obtain such licenses and permits might reasonably be expected to result in a material adverse effect on Lessee or on the Premises or on the business, operations, assets or condition of the Premises.

            G. Financial Condition; Information Provided to Lessor. The financial statements, all financial data and all other documents and information heretofore delivered to Lessor by or with respect to Lessee, Guarantor and/or the Premises in connection with this Lease and/or relating to Lessee, Guarantor and/or the Premises are true, correct and complete in all material respects, and there have been no amendments to such financial statements, financial data and other documents and information since the date such financial statements, financial data, documents and other information were prepared or delivered to Lessor, and no material adverse change has occurred to any such financial statements, financial data, documents and other information not disclosed in writing to Lessor.

            H.     True Lease.  Lessee intends for this
       Lease to be a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The term of this Lease, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease, and Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Premises as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

            I. No Leases. Other than this Lease and, as applicable, the Sublease, there are no leases, subleases or use or occupancy agreements for the use or occupancy of the Premises or any portion thereof.

       7. Guaranty. On or before the execution of this Lease, Lessee shall cause Guarantor to execute and deliver to Lessor the Guaranty.

       8. Rentals To Be Net to Lessor. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be performed and paid by Lessee.

       9. Taxes and Assessments. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against or imposed upon the Premises during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including without limitation, the following:

            A.     All taxes and assessments upon the
       Premises or any part thereof or and any personal property, trade fixtures or any improvements located on the Premises (including, without limitation, all sales, use, transaction privilege and excise taxes imposed as a result of the construction of the Improvements), whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments (excluding, however, the income taxes of Lessor);

            B.     All taxes, charges, license fees and or
       similar fees imposed by reason of the use of the Premises by Lessee; and

            C.     All excise, transaction, privilege,
       license, sales, use and other taxes upon the rental or other payments hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease.

       All taxing authorities shall be instructed to send all tax and assessment invoices to Lessor. After recording the information on such invoices, Lessor shall forward such invoices to Lessee for payment. Within 30 days after each tax and assessment payment is required by this Section to be paid, Lessee shall provide Lessor with evidence satisfactory to Lessor that such payment was made in a timely fashion. Lessee may in good faith seek a refund, rebate or abatement of any tax levied in connection with the Premises but only if Lessor has approved of the arrangements for paying such tax prior to it becoming a lien on the Premises.

       10. Utilities. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

       11. Insurance. Throughout the Lease Term, Lessee shall maintain at its sole expense the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lessor may reasonably require from time to time:

            A. "All risks" property insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a location designated by the Federal Secretary of Housing and Urban Development as a flood hazard area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Premises), plate glass breakage, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement and such other risks as Lessor may reasonably require, insuring the Premises and all improvements thereon for not less than 100% of their full insurable replacement cost.

            B.     Comprehensive general liability and
       property damage insurance, including a products liability clause, covering Lessor, Franchise Finance and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor, Franchise Finance and Lessee against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Section 18 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of either Lessee, Franchise Finance or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor.

            C. State Worker's Compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor may from time to time require and such other insurance as may be necessary to comply with applicable laws.

            D. Business interruption insurance equal to 100% of the Base Annual Rental then in effect for a period of not less than 12 months.

                      All insurance policies shall:

            (i)     Provide for a waiver of subrogation
            by the insurer as to claims against Lessor and Franchise Finance, their employees and agents;

            (ii)     Provide that such insurance cannot
            be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

            (iii)     Provide that any "no other
            insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lessor or Franchise Finance and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor or Franchise Finance;

            (iv)     Contain a standard without
            contribution mortgage clause endorsement in favor of any lender designated by Lessor and Franchise Finance;

            (v)     Provide that the policy of insurance
            shall not be terminated, cancelled or
            substantially modified without at least 30 days' prior written notice to Lessor and Franchise Finance and to any lender covered by any standard mortgage clause endorsement;

            (vi)     Provide that the insurer shall not
            have the option to restore the Premises if Lessor elects to terminate this Lease in accordance with the terms hereof; and

            (vii)     Be issued by insurance companies
            licensed to do business in the state in which the Premises is located and which are rated
            A:VI or better by Best's Insurance Guide or are otherwise approved by Lessor.

       It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law) shall designate Lessor and Franchise Finance and any mortgagee of Lessor and Franchise Finance as additional insureds as their interests may appear and shall be payable as set forth in Section 20 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor or Franchise Finance, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and Franchise Finance and any lender designated by Lessor and Franchise Finance certificates of insurance or, upon Lessor's request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times.

       12. Tax and Insurance Impound. Upon the occurrence of a default under this Lease by Lessee, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any Federal or State agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

            In the event Lessee is required under this Section 12 to pay impounds to Lessor, and provided no default shall have occurred under this Lease (other than the default hereunder that gave rise to Lessee's duty to pay impounds to Lessor under this Section 12, which default Lessee shall cure in the exercise of reasonably diligent good faith efforts), and subject to Lessor's unconditional right to apply all impounded funds against any sums due from Lessee to Lessor under this Lease and further subject to Lessee's duty (under the terms of Section 12 hereof) to pay such additional funds as may be required at any time by Lessor, Lessee shall not be deemed to be in default under this Lease and Lessee shall not be responsible for payment of fines, penalties or late charges assessed for Lessor's failure to pay taxes, assessments and/or insurance premiums in a timely manner.

       13. Payment of Rental and Other Sums. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by wire or other means directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 10% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the rate of 18% per annum, which interest rate shall accrue from the date such payment was due, but in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect (the "Default Rate").

       14. Use. A. Lessee shall use the Premises solely for the operation of either a gasoline station or a combination convenience store and gasoline station operated under the Giant, Mustang, Conoco, Conoco Express, Thriftway, Plateau, Gasman or Gasamat brands or a nationally recognized oil brand or another brand approved by Lessor, and Lessee may (upon prior written notice to Lessor) use a portion of the Premises for the operation of a Franchisor Restaurant in accordance with the terms of a franchise, license and/or area development agreement between Lessee and the Franchisor associated with such Franchisor Restaurant, and for no other purpose. Lessee may (upon prior written notice to Lessor) sublease to Sublessee pursuant to the Sublease the Subleased Premises for the purpose of operating a business involving the retail sales of food items (including a Franchisor Restaurant) or non-food items, provided that no portion of the Premises, the Facility or the Subleased Premises shall be operated by Sublessee as a gasoline station or combination convenience store and gasoline station (and further provided that the Subleased Premises shall not constitute a significant portion of the Premises, which determination shall be made by Lessor in Lessor's reasonable judgment) without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall occupy the Premises promptly following the Effective Date and, except as set forth below, Lessee shall at all times during the Lease Term diligently operate its business on the Premises. Lessee may cease diligent operation of business for a period not to exceed 90 days and may do so only once within any five-year period during the Lease Term. If Lessee does discontinue operation pursuant to this Section, or, as applicable, if Sublessee discontinues operation at the Subleased Premises, Lessee shall (i) give written notice to Lessor 60 days prior to the day Lessee or, as applicable, Sublessee, ceases operation, (ii) provide adequate protection and maintenance of the Premises (including, as applicable, the Subleased Premises) during any period of vacancy and (iii) pay all costs necessary to restore the Premises (including, as applicable, the Subleased Premises) to their condition on the day operation of the business ceased at such time as the Premises (including, as applicable, the Subleased Premises) is reopened for Lessee's or, as applicable, Sublessee's, business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall continue to pay Base Annual Rental and Base Monthly Rental during any period in which Lessee or, as applicable, Sublessee, discontinues operation as provided in this Lease.

       B. Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert the Premises to an alternative use during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Premises and the customary rental prevailing in the community for such use,
  (iii) whether the converted use will be consistent with the highest and best use of the Premises, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Premises.

       15. Compliance with Laws, Restrictions, Covenants and Encumbrances. A. Lessee's use and occupancy of the Premises and, to the extent applicable, Sublessee's use and occupancy of the Subleased Premises, and the condition thereof, shall, at Lessee's sole cost and expense, comply fully with (i) all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the state in which the Premises are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters, and
  (ii) all restrictions, covenants and encumbrances of record with respect to the Premises.

       B. Lessee will not permit any act or condition to exist on or about the Premises which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

       C. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Premises, including, but not limited to, making such "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Premises as may be required by the ADA. Lessee further agrees that any and all alterations made to the Premises during the Lease Term will comply with the requirements of the ADA. All plans for alterations which must be submitted to Lessor under the provisions of
  Section 17 must include a statement from a licensed Architect or Engineer certifying that they have reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by the Lessor shall not be deemed to be a representation of Lessor's part that the plans comply with the ADA, which obligation shall remain with Lessee. Lessee agrees that it will defend, indemnify and hold harmless Lessor and Lessor's shareholders, directors, officers, agents, attorneys and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

       D. To the best of Lessee's knowledge, the Premises and Lessee and, to the extent applicable, Sublessee are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the Premises. If any such investigation or inquiry is subsequently initiated, Lessee will promptly notify Lessor.

       E. Lessee has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Premises by reason of any Environmental Laws, except as disclosed in writing to Lessor prior to the Effective Date.

       F. Lessee has taken all reasonable steps to determine and has determined to its reasonable satisfaction that (i) no Hazardous Materials or Regulated Substances have been disposed of or otherwise Released on or about the Premises, (ii) the Premises does not contain Hazardous Materials or Regulated Substances, except in De Minimis Amounts; the Premises does not contain any USTs, except in full compliance with all applicable laws, including, without limitation, all Environmental Laws; (iii) there is no Threatened Release; (iv) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises; (v) Lessee does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials, Regulated Substances or USTs or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and
  (vi) Lessee has truthfully and fully provided to Lessor, in writing, any and all information relating to environmental conditions in, on, under or from the Premises that is known to Lessee and that is contained in Lessee's files and records, including but not limited to any reports relating to Hazardous Materials, Regulated Substances or USTs in, on, under or from the Premises.

       G.     (1)  Lessee covenants and agrees that:

            (i) all uses and operations on or of the Premises, whether by Lessee or any other person or entity, shall be in compliance with all Environmental
       Laws and permits issued pursuant thereto;

            (ii) any Release or Threatened Release in, on, under or from the Premises will be cured or corrected by Lessee by Remediation and remediated by Lessee in compliance with all applicable laws, including, without limitation, all Environmental Laws, within 30 days of Lessee learning of, or discovering, such Release or Threatened Release (provided that if such cure, correction or remediation cannot reasonably be cured within such 30-day period, and further provided
       (A) such Release or Threatened Release does not place any rights or property of Lessor in immediate jeopardy, and (B) Lessee is diligently pursuing a cure, correction and/or remediation, all as determined by Lessor in its reasonable discretion, then Lessee shall have such additional reasonable period of time to cure, correct or remediate such Release or Threatened Release, which additional period of time shall in no event exceed 90 days after Lessee learns of, or discovers, such Release or Threatened Release);

            (iii) there shall be no Hazardous Materials or Regulated Substances in, on, or under the Premises, except in De Minimis Amounts, and there shall be no USTs in, on or under the Premises, except in full compliance with all applicable laws, including, without limitation, all Environmental Laws;

            (iv) Lessee shall keep the Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Lessee or any other person or entity (the "Environmental Liens");

            (v) Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to this Section 15, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;

            (vi) Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises, pursuant to any reasonable written request of Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) in the event that:

                 (A) Lessor shall have a
            reasonable basis for believing
            that (aa) a Release may have
            occurred in, on or under the
            Premises, or (bb) a Threatened
            Release may occur, or (cc)
            Lessee or the Premises may be
            in violation of any
            Environmental Laws, or

                 (B) an Event of Default
            shall have occurred hereunder
            (after the expiration of any
            applicable cure or grace
            period), or

                 (C) Lessor shall require
            such environmental site
            assessment or other
            investigation during the last
            two (2) Lease Years of the
            Lease Term, or any portion
            thereof, in connection with
            Lessor's efforts to obtain an
            extension of the term of the
            insurance coverage provided by
            the Environmental Policy, or

                 (D) any third party
            requires or requests such
            environmental site assessment
            or other investigation,
            including, without limitation,
            any Governmental Authority,
            court of competent
            jurisdiction, Environmental
            Insurer, investor involved in
            any sale, disposition,
            transfer or assignment of the
            Premises or this Lease by
            Lessor, any rating agency
            and/or any of Lessor's
            lenders, investment bankers,
            or analysts relating to the
            status as a real estate
            investment trust of any of the
            Lessor Entities.

  Lessee shall share with Lessor (and Environmental Insurer if requested by Lessor) the reports and other results from any such environmental site assessment or other investigation, and Lessor and other Indemnified Parties (including Environmental Insurer) shall be entitled to rely on such reports and other results therefrom.

            (vii) Lessee shall, at its sole cost and expense, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release or Threatened Release) in, on, under or from the Premises, provided Lessor shall have a reasonable basis for believing that a Release may have occurred in, on or under the Premises or if Lessor shall have a reasonable basis to believe that Remediation of any condition is required by applicable law, including, without limitation, Environmental Laws or that a Threatened Release may occur or that Lessee or the Premises may be in violation of any Environmental Laws; (2) comply with any Environmental Law; (3) comply with any directive from any Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment;

            (viii) Lessee shall not do or allow any tenant or other user of the Premises to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Premises), impairs or may impair the value of the Premises, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Premises; and

            (ix) Lessee shall, immediately upon learning of or discovering the existence or occurrence of any of the following matters or events, notify Lessor in writing of (A) any Releases or Threatened Releases in, on, under, from or migrating towards the Premises; (B) any non-compliance with any Environmental Laws related in any way to the Premises; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Premises; and (E) any written or oral notice or other communication which Lessee becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials, Regulated Substances or USTs or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

       (2) In all circumstances other than the circumstances set forth in the preceding subparagraph 15.G(1), Lessor and any other person or entity designated by Lessor, including but not limited to, any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises at all reasonable times and upon no less than twenty-four (24) hours prior written notice to Lessee (except in cases of emergencies, in which case no prior notice to Lessee is required) to assess any and all aspects of the environmental condition of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lessor's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Lessee shall cooperate with and provide access to Lessor and any person or entity designated by Lessor. Any such assessment or investigation performed pursuant to this subparagraph 15.G(2) shall be at Lessor's sole cost and expense, and Lessor shall use good faith reasonable efforts to minimize the impact of such assessments and investigations on Lessee's business activities at the Premises.

       H. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (excluding Losses arising out of Lessor's gross negligence or wilful misconduct) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials, Regulated Substances or USTs in, on, above, or under the Premises; (ii) any past, present or threatened Release in, on, above, under or from the Premises; (iii) any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Materials or Regulated Substances, or in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any USTs at any time located in, under, on or above the Premises; (iv) any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises in connection with any actual or proposed Remediation of any Hazardous Materials or Regulated Substances at any time located in, under, on or above the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon, including but not limited to any failure by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Premises, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Lessee or other users of the Premises in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials or Regulated Substances owned or possessed by such Lessee or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials or Regulated Substances; (x) any acts of Lessee or other users of the Premises, in accepting any Hazardous Materials or Regulated Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee or such other users, from which there is a Release, or a threatened Release of any Hazardous Material or Regulated Substance which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Premises; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

       I. At its sole cost and expense, Lessee shall have the Premises inspected as may be required by any Environmental Law for seepage, spillage and other environmental concerns. Lessee shall maintain and monitor the USTs in accordance with all Environmental Laws. Lessee shall provide Lessor with written certified results of all inspections performed on the Premises. All costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Lessee. All inspections and tests performed on the Premises shall be in compliance with all Environmental Laws.

       J. Lessee shall comply or cause the compliance with all applicable federal, state and local regulations and requirements regarding USTs including, without limitation, any of such regulations or requirements which impose
  (i) technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and record keeping, (ii) corrective action with respect to confirmed and suspected Releases, and
  (iii) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from Releases. Lessee shall immediately notify Lessor, in writing, of (i) any Release or Threatened Release, the presence on or under the Premises of any Hazardous Materials or Regulated Substances in violation of any applicable laws, including, without limitation, any Environmental Laws, or the escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under the Premises, of any Hazardous Materials or Regulated Substances, apparent or real and (ii) any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Premises.

       K. Upon any such Release, escape, seepage, leakage, spillage, discharge, emission or release from any USTs on, above or under the Premises of any Hazardous Materials or Regulated Substances, Lessee shall immediately remedy such situation in accordance with all Environmental Laws and any request of Lessor. Should Lessee fail to remedy or cause the remedy of such situation in accordance with all Environmental Laws, Lessor shall be permitted to take such actions in its sole discretion to remedy such situation and any reasonable costs and expenses incurred in connection therewith will be paid by Lessee.

       L. The obligations of Lessee and the rights and remedies of Lessor set forth in this Section are independent from those of Lessee. Furthermore, such obligations of Lessee and rights and remedies of Lessor shall survive the termination, expiration and/or release of this Lease.

       M. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply, and cause Guarantor and, as applicable, Sublessee to comply, with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law now or hereafter in effect and in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment, applicable to Lessee and Guarantor and, as applicable, Sublessee.

       16. Condition of Premises; Maintenance. Lessee has inspected, or had the opportunity to inspect, the Premises and hereby accepts the Premises "AS IS" and "WHERE IS" with no representation or warranty of Lessor as to the condition thereof. The Premises shall be kept in good, clean, sanitary and working condition; and Lessee shall at all times at its own expense maintain, repair and replace, as necessary, the Premises, including all portions of the Premises, whether or not the Premises were in such condition on the Effective Date.

       17. Waste; Alterations and Improvements. Lessee shall not commit actual or constructive waste upon the Premises. Lessee shall not alter (or permit to be altered) the exterior, structural, plumbing or electrical elements of the Premises in any manner without the consent of Lessor, which consent shall not be unreasonably withheld or conditioned; provided, however, Lessee may undertake nonstructural alterations to the Premises costing less than $100,000.00 without Lessor's consent. If Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee's sole expense by a licensed contractor and according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall require. Any work at any time commenced by Lessee on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with
  (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications,
  (iii) a certificate of occupancy, and (iv) any other documents or information reasonably requested by Lessor. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the state where the Premises is located. Any addition to or alteration of the Premises shall be deemed a part of the Premises and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration.

       18. Indemnification. Except for the gross negligence or willful misconduct of Lessor, Lessee shall indemnify, protect, defend and hold harmless Lessor and Lessor's shareholders, directors, officers, lenders, agents, lenders, attorneys and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including Lessor's attorneys' fees, caused by, incurred or resulting from its operations of or relating in any manner to the Premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this agreement by Lessee, its officers, employees, agents or other persons. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

       19. Quiet Enjoyment. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Premises.

       20. Condemnation or Destruction. A. In case of a taking of all or any part of the Premises or the commencement of any proceedings or negotiations which might result in a taking for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking and including copies of any documents or notices received in connection therewith.

       B. In case of a Taking of the whole of the Premises, other than for temporary use ("Total Taking"), this Lease shall terminate as of the date of such Total Taking and all rentals, sums of money and other charges provided to be paid by Lessee shall be apportioned and paid to the date of such Total Taking. Total Taking shall include a taking of substantially all the Premises if, in the sole determination of Lessor, the remainder of the Premises is not useable and cannot be made useable for the purposes provided herein. Lessor shall be entitled to receive the entire award or payment in connection with any taking of the Premises without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award or payment and agrees that Lessee shall not be entitled to any award or payment for the value of Lessee's leasehold interest in the Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Lessee's personal property, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Taking. Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such claim.

       C. In case of a temporary use of all or any part of the Premises by a Taking ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 17 above, promptly commence and complete the restoration of the Premises; provided, however, Lessee shall not be required to restore the Premises if the term of this Lease shall expire prior to, or within one year after, the date of termination of the Temporary Taking, and in such event Lessor shall be entitled to recover all damages and awards arising out of the failure of the condemning authority to repair and restore the Premises at the expiration of such Temporary Taking.

       D. In the event of a Taking of less than all of the Premises for other than a temporary use ("Partial Taking") or of damage or destruction to all or any part of the Premises, all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease by notifying Lessee within 60 days after Lessee gives Lessor notice of such damage or destruction or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease during which to elect to continue this Lease on the terms herein provided. If Lessee does not elect to continue this Lease or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease, then this Lease shall terminate as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender the Premises, all obligations of either party hereunder shall cease as of the date of termination (provided, however, Lessee's obligations to Lessor under Section 18 and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third-party) accruing under this Lease prior to the date of termination shall survive such termination) and Lessor may retain all such awards, compensation or damages. If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease but Lessee elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute or caused to be commenced and diligently prosecuted restoration of the Premises to the same condition, as nearly as practicable, as prior to such partial condemnation, damage or destruction as approved by Lessor. Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor, upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 17 above in connection with the restoration.

       Lessor shall be entitled to keep any portion of such award, compensation or damages which may be in excess of the cost of restoration, less the costs and expenses of Lessor incurred in connection with such award, compensation or damages (the "Excess Award"). Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the amount of any such award, compensation or damages. Upon payment of the Excess Award, if any, to Lessor, Lessor and Lessee shall enter into an amendment to this Lease pursuant to which (a) the Minimum Purchase Price will be reduced by an amount equal to the Excess Award paid to Lessor, and (b) the Base Annual Rental then in effect shall be reduced by an amount equal to the product of the Excess Award paid to Lessor multiplied by 9.75%.

       E. Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease.

       F. Lessee hereby waives any and all rights, claims, counterclaims and defenses available to Lessee arising under, or pursuant to, Arizona Revised Statutes Section 33-
  343.

       21. Inspection. Lessor and its authorized representatives shall have the right, at all reasonable times and upon giving no less than twenty-four (24) hours prior written notice to Lessee (except in cases of emergencies, in which case no prior notice to Lessee is required), to enter the Premises or any part thereof and inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease. Lessor shall use good faith reasonable efforts to minimize the impact of such entry and inspections on Lessee's business activities at the Premises, and Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by such entry. Lessee shall keep and maintain at the Premises or at Lessee's headquarter offices full, complete and appropriate books of account and records of Lessee's business activities relating to the Premises in accordance with generally accepted accounting principles consistently applied. The books and records of Lessee shall at all reasonable times be open for inspection by Lessor, its auditors or other authorized representatives.

       22. Franchisor Requirements. In the event Lessor approves the use of a portion of the Premises by Lessee for the operation of a Franchisor Restaurant, Lessee shall, in addition to the requirements set forth in this Lease, in its use, occupancy and maintenance of the Premises, comply with all requirements of its franchise, license and/or area development agreement with Franchisor. Lessee hereby consents to Lessor providing information it obtains to Franchisor and to Lessor obtaining from Franchisor information which Franchisor receives relating to Lessee's operation of its business on the Premises.

       23.     Right of First Refusal.  A.   During the Lease
  Term, Lessee shall have the right of first refusal to purchase the Premises upon the terms and conditions set forth in this Section 23. If at any time during the Lease Term, Lessor shall receive a bona fide offer from a third party for the purchase of the Premises (whether or not solicited by Lessor) and Lessor shall desire to accept such offer, Lessor shall notify Lessee of any such offer (the "Offering Notice") by notice to Lessee specifying the following terms and information:

  A.  the name and address of the third-party offeror,

  B.  the purchase price for the Premises,

  C.  the terms of any financing for the purchase,

  D.  the type of deed to be delivered by Lessor at the closing
  (if such deed is other than a special warranty deed),

  E. a list of any consensual mortgages, liens or encumbrances placed on the Premises by Lessor that will not be discharged and satisfied at the closing,

  F. whether Lessor, as seller, or the purchaser is responsible for payment of applicable transfer, documentary, stamp, deed or other taxes payable in connection with the proposed sale,

  G. a list of fees and expenses payable by the purchaser in connection with the proposed sale, and

  H. any other terms and conditions set forth in the purchase agreement between Lessor and such third-party offeror (the "Third-Party Purchase Agreement") that are material to the sale of the Premises, as determined by Lessor in Lessor's reasonable discretion.

  Notwithstanding the foregoing, Lessee shall not have the right to exercise the right of first refusal or consummate the exercise thereof if at the time of exercise or consummation Lessee shall be in default of any of the terms and conditions of this Lease or if any condition shall exist which upon the giving of notice or the passage of time, or both, would constitute a default by Lessee under this Lease.

       B. Lessee shall have fifteen (15) calendar days from the date of delivery of the Offering Notice to exercise its right of first refusal hereunder. Such right of first refusal shall be exercisable by Lessee notifying Lessor (within such 15-day period) of Lessee's election to purchase the Premises on the same terms and conditions as those set forth in the Offering Notice (the "Exercise Notice"). Time shall be of the essence with respect to Lessee's election and the giving of the Exercise Notice, and any failure to give Lessor the Exercise Notice within such 15-day period shall be deemed to be an election by Lessee to waive the rights granted to Lessee under this Section 23.

       C. Upon Lessee giving Lessor the Exercise Notice, Lessor and Lessee shall open an escrow account with a recognized title insurance or trust company selected by Lessor. Such escrow shall be subject to the standard escrow instructions of the escrow agent, to the extent they are not inconsistent with the terms of this Section 23 or the terms of the Offering Notice. At or before the close of escrow, Lessor shall deliver to the escrow agent its special warranty deed (or such other type of deed as is specified in the Offering Notice) conveying to Lessee all of Lessor's right, title and interest in the Premises, free and clear of all liens and encumbrances, except liens for taxes and assessments and easements, covenants and restrictions of record which were attached to the Premises as of the date hereof, attached during the Lease Term through Lessee's action or inaction, as the case may be, have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, have been approved by Lessee, or which do not materially adversely affect the use of the Premises as a Facility or as otherwise specified in the Offering Notice. In the event Lessor (in the exercise of Lessor's good faith reasonable efforts) is unable to convey title as required, Lessee agrees that Lessee's sole remedy or recourse shall be either (i) to accept such title as Lessor can convey, or
  (ii) to elect not to consummate its exercise of the right of first refusal, in which case the right of first refusal shall lapse and Lessor shall be entitled to sell and convey the Premises to the third-party offeror substantially on the terms set forth in the Offering Notice.

       D. Both Lessor and Lessee agree to execute a purchase agreement, escrow instructions and such other instruments as may be necessary or appropriate to consummate the sale of the Premises in the manner herein provided. Unless otherwise specifically provided in the Offering Notice, the sale of the Premises to Lessee shall be an "AS IS" and "WHERE IS" sale, without any representations or warranties, express or implied, on the part of Lessor relative to the Premises and the condition of the Premises and the suitability of the Premises for any particular use or purpose, and with "ALL FAULTS" associated with the Premises.

       E. Notwithstanding any term or provision contained in the Third-Party Purchase Agreement to the contrary, the close of escrow of the sale of the Premises to Lessee shall occur no later than the date that is forty-five (45) days after Lessee gives Lessor the Exercise Notice. At the close of escrow of the sale of the Premises to Lessee pursuant to Lessee's right of first refusal hereunder (i) this Lease shall terminate and Lessee shall receive a credit towards the purchase price in an amount equal to that portion of the Base Monthly Rental paid to Lessor prior to the date of the close of escrow that is attributable to the period of time after the close of escrow, and (ii) Lessee shall pay to the third-party offeror identified in the Offering Notice, in immediately available funds, an amount equal to such third-party's reasonable out-of-pocket costs and expenses incurred in connection with the proposed sale of the Premises to such third party, including, without limitation, its reasonable attorneys' fees.

       F. In the event Lessee waives or is deemed to have waived its right of first refusal to purchase the Premises, Lessor shall thereafter have the right to sell and convey the Premises to such third-party offeror on terms which are substantially similar to the terms set forth in the Offering Notice, and upon the consummation of such a sale, Lessee's right of first refusal shall cease to exist, and this
  Section 23 shall no longer be part of this Lease. In the event Lessor shall not consummate such a sale to the third party offeror or shall desire to sell the Premises to another third-party offeror on terms not substantially similar to the terms set forth in the Offering Notice, then Lessee's right of first refusal shall remain in full force and effect for the remainder of the Lease Term, and Lessor shall be required to again offer the Premises to Lessee in accordance with this Section 23.

       G. Notwithstanding any provision or right contained in this Lease to the contrary, Lessee's right of first refusal shall not be applicable to any of the following events, sales, dispositions or transfers, whether occurring in one transaction or a series of transactions:

             (a) any disposition, sale or other transfer of the Premises to any of the Lessor Entities;

             (b) any disposition, sale or other transfer to the holder of a mortgage, lien or deed of trust covering Lessor's interest in the Premises, or any nominee of such holder, or any other person, firm, corporation, or other entity who or which shall acquire title to Lessor's interest in the Premises as a result of a foreclosure of such mortgage, lien or deed of trust or as a result of delivery of a deed in lieu of foreclosure;

             (c) any disposition, sale or other transfer of Lessor's interest in the Premises, or any portion thereof, to any Governmental Authority or quasi-Governmental Authority exercising the right or power of eminent domain or condemnation, whether by reason of the exercise of such right of power or by reason of the delivery of a deed in lieu of eminent domain or condemnation;

             (d) any change in the form of business entity or ownership of any of the Lessor Entities, including, but not limited to, any change by merger or consolidation of any of the Lessor Entities, any acquisition, sale, disposition or other transfer of all or a substantial portion of the assets or business of any of the Lessor Entities, any sale, disposition, pledge, creation, issuance, repurchase, redemption, exchange or swap of common stock, preferred stock or other equity interests of any type or nature in any of the Lessor Entities, or any capitalization or recapitalization in any form of any of the Lessor Entities;

             (e) any disposition, sale or other transfer of the Premises in connection with a simultaneous disposition, sale or other transfer of other property or properties (which are not being leased to Lessee) by any of the Lessor Entities; and/or

             (f) any disposition, sale, assignment or other transfer of the Premises by any of the Lessor Entities to a corporation, trust or other entity identified by any of the Lessor Entities, and the issuance of certificates or other instruments evidencing interests in pools of properties (of which the Premises forms all or a part), whether in connection with a permanent asset securitization or other financing or investment arrangement or a disposition, sale, assignment or other transfer of properties in anticipation of a permanent asset securitization or other financing or investment arrangement.

       24.     Default, Remedies and Measure of Damages.  A.
   Each of the following shall be deemed a material breach of this Lease and a default by Lessee:

            (i)     If any representation or warranty of
       Lessee herein was false in any material respect when made or, in the event that any such representation or warranty is continuing, becomes false in any material respect at any time, or if Lessee renders any statement or account that is false in any material respect;

            (ii)     If any rent or other monetary sum due
       hereunder is not paid within five days after the date when due;

            (iii)     If Lessee or Guarantor becomes
       insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

            (iv)     If Lessee vacates or abandons the
       Premises;

            (v)     If Lessee fails to observe or perform
       any of the covenants, conditions, or obligations of this Lease;

            (vi)     If there is a breach, default or
       expiration of any franchise, license and/or area development agreement permitting Lessee to operate the Premises as a Franchisor Restaurant or if such franchise, license and/or area development agreement otherwise terminates or expires;

            (vii)     If there is a breach or default under
       any of the Other Agreements; and/or

            (viii) If a final, nonappealable judgment is rendered by a court against either Lessee or Guarantor which has a material adverse effect on the ability to conduct business at the Premises for its intended use, or which does not have a material adverse effect on the ability to conduct business at the Premises for its intended use but which is in the amount of $10,000,000.00 or more, and in either event is not discharged or provision made for such discharge within 60 days from the date of entry thereof.

       B.     If any default occurs pursuant to
  subsection A.(ii) above, Lessor shall not be entitled to exercise its remedies set forth in subsection D. below unless and until Lessor shall have given Lessee notice thereof and a period of five days from the delivery of such notice shall have elapsed without such default being cured.

       C. If any such breach or default does not involve the payment of any rent or other monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to cure within 30 days after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such event shall not constitute a default hereunder, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such event, upon failure of which a default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such nonmonetary breach or default cannot reasonably be cured within such 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such breach or default, then Lessee shall have a reasonable period to cure such breach or default, which shall in no event exceed 90 days after receiving notice of the default from Lessor.

       D. As a material inducement to Lessor executing this Lease, in the event of any breach or default, and with or without any notice or demand, except the notice prior to default required under certain circumstances by subsection
  B. above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

            (i)     To terminate this Lease, whereupon
       Lessee's right to possession of the Premises shall cease and this Lease, except as to Lessee's liability, shall be terminated;

            (ii) To reenter and take possession of the Premises, any or all personal property or fixtures of Lessee upon the Premises and, to the extent permissible, all franchises, licenses, distribution agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of the Premises and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Premises to Lessor, deliver to Lessor or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of the Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice;

            (iii)     To seize all personal property or
       trade fixtures or fixtures upon the Premises which Lessee owns or in which it has an interest (subject, however, to the rights of any third party (other than any of the Lessee Entities) who owns, or has a prior security interest in, any such personal property), in which Lessor shall have a landlord's lien and/or security interest, and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action;

            (iv)     To bring an action against Lessee for
       any damages sustained by Lessor or any equitable relief available to Lessor;

            (v)     To relet the Premises or any part
       thereof for such term or terms (including a term which extends beyond the original term of this Lease), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor, may, in it sole discretion, determine, which other sums include, without limitation, all reasonable repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, employee expenses, and reasonable alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice;

            (vi) To accelerate and recover from Lessee all rent and other monetary sums due and owing and scheduled to become due and owing under the Lease both before and after the date of such breach for the entire original scheduled term of this Lease;

            (vii) To recover from Lessee all reasonable costs and expenses, including attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced;

            (viii)     To immediately or at any time
       thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all reasonable costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the then existing maximum legal rate, but not higher than 18% per annum, shall be deemed to be additional rent hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein;

            (ix)     To immediately or at any time
       thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee or Guarantor hereunder; and/or

            (x)     To enforce, and Lessee does hereby
       consent to such enforcement, notwithstanding the laws of the State to the contrary, all of Lessor's self-help remedies available at law or in equity without Lessor resorting to any legal or judicial process, procedure or action.

       25. Mortgage, Subordination, Nondisturbance and Attornment. A. Lessor's interest in this Lease and/or the Premises shall not be subordinate to any encumbrances placed upon the Premises by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Premises free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES OR LESSEE'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S FEE OWNERSHIP OF THE PREMISES.

       B. NOTWITHSTANDING THE PROVISIONS OF SECTION 25.A TO THE CONTRARY, LESSEE SHALL HAVE THE RIGHT (UPON PRIOR WRITTEN NOTICE TO LESSOR) TO ENCUMBER LESSEE'S INTEREST IN THIS LEASE, PROVIDED THAT THE FORM AND SUBSTANCE OF THE INSTRUMENT, PURSUANT TO WHICH LESSEE SHALL ENCUMBER LESSEE'S INTEREST IN THIS LEASE, IS APPROVED BY LESSOR, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD.

       C. This Lease at all times shall automatically be subordinate to the lien of any and all ground leases, mortgages and trust deeds now or hereafter placed upon the Premises by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such ground leases, mortgages or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees or trustees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Premises under the terms of this Lease, notwithstanding any default in any or all such mortgages or trust deeds, or after foreclosure thereof, so long as Lessee is not in default under any of the covenants, conditions and agreements contained in this Lease.

       D. If any mortgagee or trustee elects to have this Lease and the interest of Lessee hereunder be superior to any such interest or right and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such mortgage or trust deed, whether this Lease was executed before or after such mortgage or trust deed and in that event such mortgagee or trustee shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of the mortgage or trust deed and has been assigned to such mortgagee or trustee.

       E. Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed "power coupled with an interest". The preceding power of attorney is not affected by subsequent disability or incapacity of Lessee or lapse of time.

       F. In the event any purchaser at a foreclosure sale acquires title to the Premises pursuant to the exercise of any remedy provided for in any mortgage or trust deed or otherwise, Lessee shall attorn to such purchaser and recognize such purchaser as Lessor under this Lease, which shall continue in full force and effect as a direct lease between such purchaser and Lessee. The foregoing provision shall be self operative and effective without the execution of any further instruments.

       G. Lessee shall give written notice to any lender of Lessor having a recorded lien upon the Premises or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease and give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee's most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may request.

       26. Estoppel Certificate. A. At any time, and from time to time, Lessee agrees, promptly and in no event later than 10 days after a request from Lessor, to execute, acknowledge and deliver to Lessor or any present or proposed mortgagee or purchaser designated by Lessor a certificate in the form supplied by Lessor, certifying: (i) that Lessee has accepted the Premises (or, if Lessee has not done so, that Lessee has not accepted the Premises, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term and the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; and (viii) any other information reasonably requested by Lessor, or its present or proposed purchaser or mortgagee.

       B. If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within 10 days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is a "power coupled with an interest" and is irrevocable and binding. The preceding power of attorney is not affected by subsequent disability or incapacity of Lessee or lapse of time.

       C. At any time, and from time to time, Lessee agrees, promptly and in no event later than 15 days after a request from Lessor, to cause Sublessee (to the extent Lessee subleases the Subleased Premises to Sublessee pursuant to the Sublease) to execute, acknowledge and deliver to Lessor or any present or proposed mortgagee or purchaser designated by Lessor a certificate in the form supplied by Lessor, certifying: (i) that Sublessee has accepted the Subleased Premises (or, if Sublessee has not done so, that Sublessee has not accepted the Subleased Premises, and specifying the reasons therefor); (ii) that the Sublease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if the Sublease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the term of the Sublease and the terms of any extension options of Sublessee; (iv) the date to which the rentals have been paid under the Sublease and the amount thereof then payable;
  (v) whether there are then any existing defaults by sublessor in the performance of its obligations under the Sublease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Sublessee of any default under the Sublease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Sublessee; and (viii) any other information reasonably requested by Lessor, or its present or proposed purchaser or mortgagee.

       27. Assignment. A. Lessor shall have the right to sell or convey the Premises subject to this Lease or to assign its right, title and interest as Lessor under this Lease in whole or in part. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

       B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Premises in entering into this Lease. Lessee shall not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed: (i) assign, transfer, convey, pledge, encumber or mortgage this Lease or any interest therein, whether by operation of law or otherwise (except that Lessee may assign Lessee's interest in this Lease to an Affiliate of Lessee without the consent of Lessor, provided that Lessee shall have notified Lessor in writing of such intended assignment prior to the date on which Lessee shall assign this Lease to Lessee's Affiliate, and provided Lessor with a copy of the documents, agreements and instruments pursuant to which Lessee shall assign its interest in this Lease. In connection with any assignment of this Lease by Lessee to Lessee's Affiliate, Lessee shall transfer to such assignee all necessary licenses and franchises or distribution agreements to continue operating the Premises for the purposes herein provided. At the time of any such assignment of this Lease by Lessee to Lessee's Affiliate, such assignee shall assume all of the duties and obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement. No such assignment by Lessee to Lessee's Affiliate shall relieve Lessee of its duties and obligations respecting this Lease, and no such assignment by Lessee to Lessee's Affiliate shall relieve Guarantor of its obligations respecting the Guaranty);
  (ii) assign, transfer, convey, pledge or mortgage any interest in Lessee, whether by operation of law or otherwise, including, without limitation, dissolution of Lessee or, if Lessee is a corporation, a transfer (by one or more transactions) of a majority of the voting stock of Lessee, or if Lessee is a partnership, a transfer of the controlling interest in Lessee (including the admission of new partners or withdrawal of existing partners having a controlling interest), regardless of whether the transfer is made by one or more transactions, or whether one or more persons hold the controlling interest prior to the transfer or afterwards; or (iii) sublet all or any part of the Premises other than to Sublessee pursuant to the Sublease. It is expressly agreed that Lessor may withhold or condition such consent based upon such matters as Lessor may in its reasonable discretion determine, including, without limitation, the experience and creditworthiness of the assignee, the assumption by the assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder (after deducting from such excess an amount equal to the reasonable, actual costs and expenses incurred by Lessee in connection with such subletting, provided Lessee shall have provided Lessor with a reasonable description and amount of all such deductions), the transfer to such assignee of all necessary licenses and franchises or distribution agreements to continue operating the Premises for the purposes herein provided, receipt of such representations and warranties from such assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. At the time of any such assignment which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement. No such assignment or subletting shall relieve Lessee of its obligations respecting this Lease and no such assignment or subletting shall relieve Guarantor of its obligations respecting the Guaranty. Any purported transfer, conveyance, pledge or mortgage in violation of this paragraph shall be voidable at the sole option of Lessor.

       28. Option To Extend. Lessee, provided Lessee is not in default hereunder at the time of exercise or at the expiration of the Lease Term or, if applicable, the first and second extensions of the Lease, shall have the option to continue this Lease in effect for up to three (3) additional successive periods of five (5) years each in accordance with the terms and provisions of this Lease then in effect, including, without limitation, the terms and provisions of Subsection 4.B of this Lease relative to making periodic increases in Base Annual Rental. Lessee shall exercise such extension option by giving notice to Lessor of Lessee's intention to do so not more than 270 days or less than 210 days prior to the expiration of the Lease Term or, as applicable, the first and second extensions of the Lease Term.

       29. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered,
  (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

    If to Lessee:          c/o Giant Industries, Inc.
                           Attention: Mr. Mark Cox
                           23733 North Scottsdale Road
                           Scottsdale, Arizona 85255
                           Telephone: (602) 585-8888
                           Telecopy: (602) 585-8893

    With a copy to:        Giant Industries, Inc.
                           Legal Department
                           Attention: General Counsel
                           23733 North Scottsdale Road
                           Scottsdale, Arizona 85255
                           Telephone: (602) 585-8851
                           Telecopy: (602) 585-8985

    If to Lessor:          Dennis L. Ruben, Esq.
                           Executive Vice President
                             and General Counsel
                           FFCA Capital Holding Corporation
                           17207 North Perimeter Drive
                           Scottsdale, AZ  85255
                           Telephone: (602) 585-4500
                           Telecopy:  (602) 585-2226

  or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

       30. Holding Over. If Lessee remains in possession of the Premises after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically doubled, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold Lessor harmless from and against any and all claims, losses and liabilities for damages resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.

       31. Landlord's Lien/Security Interest. Lessee agrees that Lessor shall have a landlord's lien, and additionally hereby separately grants to Lessor a first and prior security interest, in, on and against all personal property (other than inventory held for sale in the normal course of business), appliances, furniture, machinery, trade fixtures and equipment of Lessee from time to time situated on the Premises, which lien and security interest shall secure the payment of all rental and other charges payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee represents and warrants to Lessor that except for a limited number of items of personal property (collectively, the "Limited Items of Personal Property") which Limited Items of Personal Property, in the aggregate, constitute an insignificant portion of all personal property, appliances, furniture, machinery, trade fixtures and equipment located at the Premises, the landlord's lien and security interest granted to Lessor under this Section 31 shall at all times be a first and prior lien and security interest. Lessee further represents and warrants to Lessor that the removal of the Limited Items of Personal Property from the Premises would have no material adverse effect or impact on the Premises or on Lessee's business activities conducted at the Premises. Lessee further agrees to execute and deliver to Lessor from time to time such financing statements and other documents as Lessor may then deem appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at law or in equity, in the event of any default of Lessee hereunder, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the State in which the Premises is located. If Lessee shall fail for any reason to execute any such financing statement or document within 10 days after Lessor's request therefor, Lessor shall have the right to execute the same as attorney-in-fact of Lessee, which appointment shall be deemed "power coupled with an interest". The preceding power of attorney is not affected by subsequent disability or incapacity of Lessee or lapse of time. Lessee covenants to promptly notify Lessor of any changes in Lessee's name and/or organizational structure which may necessitate the execution and filing of additional financing statements (provided, however, the foregoing shall not be construed as Lessor's consent to such changes).

       32. Removal of Lessee's Property. At the expiration of the term of this Lease, and if Lessee is not then in breach hereof, Lessee may remove from the Premises all personal property belonging to Lessee. Lessee shall repair any damage caused by such removal and shall leave the Premises broom clean and in good and working condition and repair inside and out, ordinary wear and tear excepted. Any property of Lessee left on the Premises on the tenth day following the expiration of the Lease Term shall automatically and immediately become the property of Lessor.

       33. Financial Statements. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor (i) complete financial statements of Lessee including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at the Premises. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by Lessee (or the Treasurer or other appropriate officer of Lessee). Lessee and Guarantor understand that Lessor is relying upon such financial statements and Lessee and Guarantor represent that such reliance is reasonable. In the event that Lessee's property and business at the Premises is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to the Premises with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial statements of Lessee which may be prepared, as soon as they are available.

       34. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease.

       35. Document Review. In the event Lessee makes any request upon Lessor requiring Lessor or its attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any document or documents in connection with or arising out of or as a result of this Lease, then, except as expressly stated elsewhere herein, Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor a reasonable processing and review fee.

       36. Time Is of the Essence. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

       37. Lessor's Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and its officers, directors, employees and agents to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against Lessor's officers, directors, employees and agents in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Premises and the other Sites (as the term "Sites" is defined in the Sale and Lease Agreement) for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

       38. Consent of Lessor. Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

       39. Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

       40. Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

       41. No Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the sole option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

       42. Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

       43. Severability. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

       44. Characterization. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee. Lessee acknowledges that Lessor (or any Affiliate of Lessor) and Franchisor are not affiliates, agents, partners or joint venturers, nor do they have any other legal, representative or fiduciary relationship.

       B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.
  Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

       45. Easements. During the Lease Term Lessor shall have the right to grant utility easements on, over, under and above the Premises without the prior consent of Lessee, provided that such easements will not materially interfere with Lessee's long-term use of the Premises.

       46. Bankruptcy. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use the Premises specifically in accordance with this Lease, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and
  (iii) all defaults under the Lease being cured promptly and the Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or the Lease being rejected within such 60 day period and the Premises surrendered to Lessor.

       Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

            (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

            (ii) Any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

            (iii)     Any extension of the time period
       within which the Lessee may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Lessor;

            (iv)     Any time period designated as the
       period within which the Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Lessor;

            (v)     Any assignment of the Lease must result
       in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

            (vi) Any proposed assignment of the Lease to an assignee: (a) that will not use the Premises specifically in accordance with this Lease, (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, or (c) that does not provide Guarantor of the Lease obligations with financial condition equal to or better than the financial condition of the original Guarantor of the Lease as of the Effective Date, shall be harmful and prejudicial to Lessor; and

            (vii) The rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Lessor immediately without the necessity of any further action by Lessor.

       B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Premises as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

       C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

       D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

       47. No Offer. No contractual or other rights shall exist between Lessor and Lessee with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Premises.

       48. Other Documents. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

       49. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all reasonable attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to Lessor's attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by Lessor with respect to the matter and the fees and costs of Lessor's in-house counsel incurred in connection with the matter.

       50. Entire Agreement. This Lease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected level of Lessee's Gross Sales or the projected profitability of the business to be conducted on the Premises. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Premises.

       51. Forum Selection; Jurisdiction; Venue; Choice of Law. Lessee acknowledges that this Lease was substantially negotiated in the State of Arizona, the executed Lease was delivered in the State of Arizona, all payments under the Lease will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Premises, as provided herein and by the laws of the state in which the Premises is located, shall be governed by and construed in accordance with the internal laws of the state in which the Premises is located without regard to principles of conflict of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona. Nothing contained in this Section shall limit or restrict the right of Lessor to commence any proceeding in the federal or state courts located in the state in which the Premises is located to the extent Lessor deems such proceeding necessary or advisable to exercise remedies available under this Lease.

       52. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

       53.     Joint and Several Liability.  If Lessee
  consists of more than one individual or entity, each such individual and/or entity shall be jointly and severally liable for all obligations of Lessee under this Lease.

       54. Memorandum of Lease. Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessor's standard form memorandum of lease in recordable form, indicating the names and addresses of Lessor and Lessee, a description of the Premises, the Lease Term, and the terms of any options to extend the Lease Term, but omitting rent and such other terms of this Lease as Lessor may not desire to disclose to the public. Further, upon Lessor's request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form to be held by Lessor until the expiration or sooner termination of the Lease Term.

       55. No Brokerage. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Premises. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

       56.     Waiver of Jury Trial and Punitive,
  Consequential, Special and Indirect Damages. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LESSEE OR LESSOR AGAINST THE OTHER OR ITS RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSEE AND LESSOR OF ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

       57. Reliance By Environmental Insurer. Lessee acknowledges and agrees that Environmental Insurer may rely on, and Environmental Insurer shall be an express third-party beneficiary of, the representations, warranties, covenants and agreements of Lessee set forth in this Lease, and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties, covenants and agreements of Lessee, including to the extent applicable, the right of subrogation.

       58. Sublease. A. In the event Lessee shall sublease the Subleased Premises to Sublessee pursuant to the Sublease, Lessee shall execute and deliver to Lessor and shall cause Sublessee to execute and deliver to Lessor a subordination agreement (in form and substance reasonably acceptable to Lessor), pursuant to which Lessee and Sublessee shall make such amendments or modifications to the Sublease as Lessor may reasonably request and pursuant to which Lessee and Sublessee shall agree that the Sublease is junior, subject and subordinate in all respects and at all times to the terms and provisions of this Lease. In connection with such subordination agreement, Lessor will agree not to disturb Sublessee's use of the Subleased Premises in the event of a termination of this Lease by Lessor for Lessee's breach or default hereunder, provided that Sublessee is not in default under the terms of the Sublease, and further provided that neither Lessor nor Lessor's successors or assigns shall have any duty or obligation to operate or conduct any type of business or business activities on or at the Premises, and further provided Lessor shall have the right to enter into a new lease with any third party for the operation of business activities on the Premises on terms and provisions acceptable to Lessor, and the Sublease shall be junior, subordinate and subject to the terms and provisions of such new lease.

       B. Lessee shall not amend, modify or terminate the Sublease without prior written notice thereof to Lessor. Lessee shall not permit the Sublease to be encumbered or mortgaged in any manner without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall not permit Sublessee to change the use of the Subleased Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall cause Sublessee to comply in all material respects with the duties and obligations of Sublessee under the Sublease, and shall cause Sublessee to comply with all applicable laws, now in effect or hereafter enacted, pertaining to the Premises and the Subleased Premises. The term of the Sublease shall be no longer than the Lease Term hereunder.

       C. Except for the gross negligence or willful misconduct of Lessor, Lessee shall indemnify, protect, defend and hold harmless Lessor and Lessor's shareholders, directors, officers, lenders, agents, lenders, attorneys and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including Lessor's attorneys' fees, caused by, incurred or resulting from the Sublease, Sublessee or the operations of Sublessee or relating in any manner to the Subleased Premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Sublessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of the Sublease. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

       D. Nothing in the Sublease shall affect, amend, modify or alter in any manner the terms, provisions and covenants of this Lease. Lessee agrees that the Sublease shall at all times be junior, subordinate and subject to the terms and provisions of this Lease. Unless otherwise specifically agreed to in writing by Lessor, Lessee agrees that Lessor shall have no duty, obligation or liability arising under or pursuant to the Sublease. Lessee shall perform and fulfil all of the duties and obligations of Lessee under the Sublease.

       IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

  LESSOR:

  FFCA CAPITAL HOLDING CORPORATION, a Delaware corporation


  By____________________________________
  Name:     Stephen Y. Schwanz
  Its:      Vice President


  LESSEE:

  GIANT INDUSTRIES ARIZONA, INC., an Arizona corporation
  Lessee's Tax Identification Number: 86-0218157

  By
  Name:     Mark B. Cox
  Its:      Vice President
            Financial Officer and Treasurer

                           Witness

       In accordance with the requirements of Arizona Revised Statutes Section 14-5501, et seq., the undersigned has executed this Lease solely for the purpose of witnessing the grant of the powers of attorney by Lessee to Lessor, as described in this Lease.


       ________________________________________
       Printed Name of Witness

  STATE OF ARIZONA    ]
                      ] SS.
  COUNTY OF MARICOPA  ]

       The foregoing instrument was acknowledged before me on
  December    , 1998, by Stephen Y. Schwanz, Vice President,
  of FFCA Capital Holding Corporation, a Delaware corporation, on behalf of the corporation.



                                Notary Public

  My Commission Expires:

  STATE OF ARIZONA    ]
                      ] SS.
  COUNTY OF MARICOPA  ]

       The foregoing instrument was acknowledged before me on December , 1998, by Mark B. Cox, Vice President, Financial
  Officer and Treasurer of Giant Industries Arizona, Inc., an
  Arizona corporation, on behalf of the corporation.



                                Notary Public

  My Commission Expires:

                                  EXHIBIT A

                              LEGAL DESCRIPTION